UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Owens & Minor, Inc.

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HALYARD
HALYARD

2020 PROXY STATEMENT

Owens & Minor™

EMPOWERING HEALTHCARE.

9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
(804) 723-7000

March 19, 2020

Dear Shareholders:

It is a pleasure to invite you to the Owens & Minor, Inc. Annual Meeting of Shareholders on Friday, May 1, 2020 at 9:00 a.m. The meeting will be held at the Company’s home office located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116. Directions to the Company’s home office are on the last page of the Proxy Statement.

The Notice of 2020 Annual Meeting of Shareholders and Proxy Statement describe the items of business for the meeting. In addition to considering these matters, we will review significant accomplishments and events since our last shareholders’ meeting as well as future opportunities and initiatives we intend to pursue. Our Board of Directors and management team will be there to discuss items of interest and to answer any questions.

The Notice of 2020 Annual Meeting of Shareholders contains instructions on how to access our proxy materials and our 2019 Annual Report/Form 10-K over the Internet as well as how shareholders can receive paper copies of such documents, if they so desire.

You may vote your shares via the Internet or by telephone or, if you prefer, you may request paper copies of the proxy materials and submit your vote by mail by following the instructions on the proxy card. We encourage you to vote via the Internet. Whichever method you choose, your vote is important so please vote as soon as possible. All of us at Owens & Minor appreciate your continued interest and support.

Warm regards,

Robert C. Sledd

Chairman of the Board of Directors

Owens & Minor, Inc.

WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN

PERSON, THE BOARD OF DIRECTORS URGES YOU TO VOTE.

Proxy Statement

Your Vote Is Important

Whether or not you plan to attend the annual meeting, please vote your shares promptly, as instructed in the Notice Regarding the Availability of Proxy Materials, by the Internet or by telephone. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet.

We intend to hold our annual meeting in person. However, as part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://owens-minor.com in the “Investor Relations” tab. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Notice of Annual Meeting of Shareholders

To Be Held Friday, May 1, 2020

TO THE SHAREHOLDERS OF OWENS & MINOR, INC.:

The Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) will be held on Friday, May 1, 2020 at 9:00 a.m. EDT at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116.

The purposes of the meeting are:

1.	To elect the eight directors named in the attached Proxy Statement, each for a one-year term and until their respective successors are elected and qualified;

2.	To approve the amendment to the Owens & Minor, Inc. 2018 Stock Incentive Plan;

3.	To approve the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

5.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers; and

6.	To transact any other business properly before the annual meeting.

Shareholders of record as of March 6, 2020 will be entitled to vote at the annual meeting.

Your attention is directed to the attached Proxy Statement. The Notice Regarding the Availability of Proxy Materials is being distributed on or about March 19, 2020. This Proxy Statement, the proxy card and Owens & Minor’s 2019 Annual Report/Form 10-K are being furnished on the Internet on or about March 19, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

NICHOLAS J. PACE

Executive Vice President, General Counsel &

    Corporate Secretary

Owens & Minor, Inc.    ●    2020 Proxy Statement            i

Street Address	Mailing Address
9120 Lockwood Boulevard	P.O. Box 27626
Mechanicsville, Virginia 23116	Richmond, Virginia 23261-7626

Proxy Statement

Annual Meeting of Shareholders

to be held on May 1, 2020

About the Meeting

What You Are Voting On

Proxies are being solicited by the Board of Directors for purposes of voting on the following proposals and any other business properly brought before the meeting:

Proposal 1:	Election of the eight directors named in this Proxy Statement, each for a one-year term and until their respective successors are elected and qualified.
Proposal 2:	Approval of the amendment to the Owens & Minor, Inc. 2018 Stock Incentive Plan.
Proposal 3:	Approval of the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan.
Proposal 4:	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
Proposal 5:	Advisory vote to approve the compensation of our named executive officers (the “Say on Pay Proposal”).

Who is Entitled to Vote

Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) as of the close of business on March 6, 2020 (the “Record Date”) are entitled to vote. Each share of the Company’s common stock (“Common Stock”) is entitled to one vote with respect to each matter to be voted upon at the meeting. As of March 6, 2020, 63,050,091 shares of Common Stock were issued and outstanding.

How to Vote

You can vote via the Internet, by telephone or by mail.

By Internet.    You may vote via the Internet by following the specific instructions on the Notice of Internet Availability of Proxy Materials. Shareholders who have requested a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card. We encourage you to vote via the Internet. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote via the Internet.

By Telephone.    You may vote by telephone by calling the toll-free number on the proxy card and following the instructions. Shareholders will need to have the control number that appears on their notice available when voting. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote by telephone.

Owens & Minor, Inc.    ●    2020 Proxy Statement            1

About the Meeting

By Mail.    Shareholders who have requested a paper copy of a proxy card by mail may submit proxies by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

However you choose to vote, you may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy by any of the methods described above, (2) giving notice in writing to the Corporate Secretary of the Company or (3) voting in person at the meeting (attendance at the meeting will not itself revoke a proxy).

What Happens if You Do Not Make Selections on Your Proxy

If your proxy contains specific voting instructions, those instructions will be followed. However, if you sign and return your proxy card by mail or submit your proxy by telephone or via the Internet without making a selection on one or more proposals, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections or given instructions and any other matter that may arise at the meeting. If no specific selection is made or instructions given, it is intended that all proxies that are signed and returned or submitted via telephone or Internet will be voted “FOR” the election of all nominees for director, “FOR” approval of the amendment to the 2018 Stock Incentive Plan, “FOR” approval of the 2021 Teammate Stock Purchase Plan, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm in 2020, and “FOR” the approval of the Say on Pay Proposal.

Whether Your Shares Will be Voted if You Don’t Provide Your Proxy

Whether your shares will be voted if you do not provide your proxy depends on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, and you do not provide your proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement, which is explained below, and will not be voted.

If you own your shares of Common Stock in street name, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their beneficial owner customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

The Company believes that only the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020 is a routine matter for which brokerage firms will have discretionary voting power if you do not give voting instructions with respect to this proposal. The proposal to elect directors, the proposal to approve the amendment to the 2018 Stock Incentive Plan, the proposal to approve the 2021 Teammate Stock Purchase Plan and the Say on Pay Proposal, are non-routine matters for which brokerage firms will not have discretionary voting power and for which specific voting instructions from their customers are required. As a result, brokerage firms will not be allowed to vote on these non-routine matters on behalf of their customers if the customers do not return specific voting instructions.

What Constitutes a Quorum

A majority of the outstanding shares of Common Stock present or represented by proxy constitutes a quorum. A quorum is required to conduct the annual meeting. If you vote your proxy, you will be considered part of the quorum. Abstentions and shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

The Vote Required to Approve Each Item

Election of Directors.    The affirmative vote of a majority of the votes cast at the meeting is required for the election of each director. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of this vote.

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About the Meeting

Approval of the Amendment to the 2018 Stock Incentive Plan.    The approval of the amendment to the 2018 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions will be considered as votes cast under the rules of the NYSE and will have the effect of a vote against this proposal for purposes of the rules of the NYSE. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

Approval of the 2021 Teammate Stock Purchase Plan.    The approval of the 2021 Teammate Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions will be considered as votes cast under the rules of the NYSE and will have the effect of a vote against this proposal for purposes of the rules of the NYSE. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

Ratification of Appointment of KPMG LLP.    The appointment of KPMG LLP will be ratified if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions will not be counted as votes cast on this proposal and will have no effect on the results of this vote. There should be no broker non-votes because this is considered a routine matter under the rules of the NYSE.

Advisory Vote to Approve the Say on Pay Proposal.    The compensation of our executive officers named in the Summary Compensation Table will be approved on an advisory basis if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions and broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

How to Obtain a Paper Copy of the Proxy Materials

Shareholders will find instructions about how to obtain a paper copy of the proxy materials on the notice they received in the mail about the Internet availability of proxy materials.

What it Means if You Get More Than One Notice about the Internet Availability of Proxy Materials

Your shares are probably registered differently or are held in more than one account. Please vote all proxies to ensure that all your shares are voted. Also, please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, Computershare, Inc., at 1-866-252-0358.

Costs of Soliciting Proxies

Owens & Minor will pay all costs of this proxy solicitation. The Company has retained Georgeson, LLC to aid in the distribution and solicitation of proxies for approximately $6,500 plus expenses. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials.

Owens & Minor, Inc.    ●    2020 Proxy Statement            3

Corporate Governance

General.    The Company is managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. Each year, we review our corporate governance policies and practices relative to applicable laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated thereunder or adopted by the Securities and Exchange Commission (“SEC”) and the NYSE, the exchange on which the Common Stock is listed, as well as the policies and practices recommended by groups and authorities active in corporate governance.

Corporate Governance Materials.    The Company’s Bylaws, Corporate Governance Guidelines, Code of Honor and the charters of the Audit Committee, the Compensation & Benefits Committee (the “Compensation Committee”), and the Governance & Nominating Committee are available on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. The information available on, or that can be accessed through, our website is not a part of, or incorporated by reference into, this Proxy Statement.

Code of Honor.    The Board of Directors has adopted a Code of Honor that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the members of the Board of Directors. We would post any amendments to or waivers from our Code of Honor (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, any other executive officer or any director) on our website http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab.

Director Independence.    The Board of Directors has determined that the following Board members and/or nominees are “independent” within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines: Mark A. Beck, Gwendolyn M. Bingham, Robert J. Henkel, Mark F. McGettrick, Eddie N. Moore, Jr., Michael C. Riordan, and Robert C. Sledd, as well as former directors Stuart M. Essig, Barbara B. Hill, and Anne Marie Whittemore, who retired from the Board effective August 7, 2019, August 7, 2019 and January 1, 2020, respectively. To assist it in making determinations of independence, the Board has adopted categorical standards which are included in the Company’s Corporate Governance Guidelines available on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. The Board has determined that all directors and/or nominees identified as independent in this Proxy Statement meet these standards.

Structure and Leadership of the Board.    The Board of Directors does not have a firm policy with respect to the separation of the offices of Chairman of the Board and the Chief Executive Officer. Instead, the Board believes that it is in the best interests of the Company for the Board to make this determination as part of the succession planning process when it selects a new Chief Executive Officer or when a Chairman ceases his or her service on the Board. At this juncture, the Board believes that the separation of the Chairman and Chief Executive Officer roles currently serves the best interests of the Company by allowing a non-executive, independent director to lead the Board while our current Chief Executive Officer focuses on the Company’s performance, day-to-day operations, customer service, teammate engagement and the implementation of strategic initiatives.

Our Corporate Governance Guidelines also provide for the annual election of a lead independent director by our non-management directors in the event that the Chairman is not independent. The lead independent director primarily presides at Board meetings in the absence of the Chairman, presides at meetings of the independent directors, serves as the principal liaison between the independent directors and the Chairman and Chief Executive Officer, and advises the Chairman with respect to agendas and information requirements relating to the Board and committee meetings. The Board believes that the lead independent director, when the Chairman is not independent, enhances communications between Board members (including the Chairman) and committees as well as the overall functioning of the Board’s leadership.

Majority Vote Requirement for Election of Directors.    The Company’s Bylaws and Corporate Governance Guidelines provide for the election of directors by majority vote in uncontested elections. Under the Company’s Corporate Governance Guidelines, with respect to director nominations, the Board will only nominate those incumbent directors who submit irrevocable resignations effective upon the failure of such director nominee to receive the required vote for re-election and Board’s acceptance of such resignation. In the event an incumbent director fails to receive a majority of the votes cast, the Governance & Nominating Committee (or such other committee designated by the Board) will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the resignation, taking into account the Governance & Nominating Committee’s recommendation, and publicly disclose its decision regarding the resignation, including, if applicable, its rationale for rejecting a resignation, in a press release and an appropriate disclosure with the SEC

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Corporate Governance

within 90 days following certification of the election results. The Governance & Nominating Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The Board’s Role in Risk Oversight.    The Board of Directors currently administers its risk oversight function through the full Board and not through a separate risk committee of the Board. However, each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee oversees the specific financial, compensation, compliance and governance risks, respectively, relating to its functions and responsibilities and reports on these matters to the full Board. The Board performs its risk oversight function through regular reporting by the Board committees as well as the officers and management-level personnel who supervise the day-to-day risk management activities of the Company, including an enterprise risk steering committee comprised of senior leaders of the Company.

Annual Performance Evaluation.    The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance & Nominating Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board can improve.

Report of the Governance & Nominating Committee

The Governance & Nominating Committee is composed of four directors, all of whom are independent. The Governance & Nominating Committee met four times during 2019. In performing the various duties and responsibilities outlined in its charter, the Governance & Nominating Committee, among other things, received regular reports on the Company’s enterprise quality and regulatory compliance; reviewed and approved its charter and the Corporate Governance Guidelines; engaged an outside compensation firm to review and assess the Company’s director compensation program relative to comparable peer companies, including appropriate compensation for Mr. Sledd in his capacity as a non-executive chairman of the Board; and implemented the annual Board assessment process. During 2019, the Committee reviewed and recommended for Board approval several changes in the executive management team, including the Chief Executive Officer and Chief Financial Officer, and along with the full Board devoted time to management succession planning.

Due to the retirement of several directors during 2019, the Committee devoted considerable time and attention to director succession planning, which included the engagement with an outside consulting firm to assist in the identification and strategic recruitment of directors possessing the qualities, character, experience and expertise that will contribute to the leadership and success of the Company in the rapidly changing healthcare industry.

The Committee also took action to amend the Company’s bylaws to implement proxy access following shareholder approval of a shareholder proposal relating to proxy access at the 2019 annual meeting.

THE GOVERNANCE & NOMINATING COMMITTEE

Eddie N. Moore, Jr., Chairman
Mark A. Beck
Robert J. Henkel
Michael C. Riordan

Owens & Minor, Inc.    ●    2020 Proxy Statement            5

Corporate Governance

Corporate Responsibility

We have been in business for over 135 years and are proud of our history of taking care of our customers, our teammates and the communities in which we operate. We provide disclosures on our corporate responsibility, social compliance, environmental sustainability efforts and related matters in our Corporate Responsibility Policy Statement and Supplier Social Compliance Standards available on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. Additionally, note the following:

Our Values.    We recently reviewed and updated our corporate values to be reflective of how we operate. The Values, which place importance on personal integrity, accountability and doing business the right way, are:

To ensure our Values are demonstrated by our teammates our annual performance review process evaluates each teammates’ commitment to and adherence to the IDEAL Values.

We maintain a Code of Honor (the “Code”) that sets forth the standards and guidelines for ethical behavior expected of everyone who works for and with our Company. The Code is core to our mission and values. We require that every Owens & Minor teammate and member of our Board of Directors pledge to uphold the standards of conduct in and abide by the Code. The Code addresses, among other things, diversity and equal opportunity employment, respectful treatment of teammates, protection of confidential information, data privacy, conflicts of interest, fair competition and anti-bribery.

Safety and Health.    The safety of our teammates is paramount to our success. By monitoring the integrity of our assets and promoting the safety and health of our teammates, we are investing in the long-term sustainability of our businesses.

A substantial part of our workforce is comprised of operations and manufacturing teammates who work regularly in distribution centers and manufacturing facilities, operating equipment and machinery and performing physical labor. We continuously assess the risks our teammates face in their jobs, and we work to mitigate those risks through training, appropriate controls, work procedures and other preventive safety and health programs. Our commitment to safety and investments in training have led to a 57% reduction in the number of recordable incidents, a 59% reduction in the number of DART (Days Away, Restricted or Transferred) incidents, a 75% reduction in lost workdays, and a 81% reduction in the number of restricted workdays each year since 2016.

Supply Chain Integrity and Supplier Standards.    We engage in business globally and work with third party suppliers across our global supply chain. We maintain Supplier Social Compliance Standards (SSCS) applicable to our suppliers based on the

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belief that good corporate citizenship by our Company and those we do business with is essential to our long-term business success. These standards address our expectation of our suppliers with respect to health and safety, environmental impact, prohibition of child or forced labor, working conditions, freedom of association and collective bargaining, anti-discrimination, integrity and conflict minerals. As part of our solution for the National Health Service (the United Kingdom’s publicly funded healthcare system), we have achieved Labour Standards Assurance System (LSAS) Level I Certification. This certification helps ensure that suppliers in our supply chain meet social compliance standards.

Environmental Stewardship.    We conduct business in compliance with all applicable environmental laws, rules, and regulations. We strive to eliminate waste, improve processes to reduce carbon emissions, reduce our carbon footprint, and we have taken actions to increase the amount of renewable energy we utilize. We have received multiple awards in recognition of our recycling efforts. For example, in our manufacturing facilities, we strive to minimize our environmental impact and currently operate at 97% landfill free, with a goal of achieving 100%. In addition, our Blue Renew recycling program, which assists our customers in recycling sterilization wraps, reduces landfill waste by millions of pounds annually. Additionally, in 2019 our U.S. operations recycled over 5,400 tons of cardboard and over 14 tons of plastic contributing to a more sustainable and less environmentally impactful operation.

Community Investment.    We have been active members of the communities where we operate. By contributing financially and through volunteer work, we can help build stronger communities and create a better environment for our teammates, our customers and the general public. We accomplish this in a number of ways, including direct contributions and corporate sponsorships to charitable organizations, specific programs designed to enrich our communities and community volunteer efforts. Primary focus areas for our community investments are health and human services, education and community enrichment. One area where we make significant contributions is helping people with disabilities. We have programs at seven of our distributions centers across the U.S. that employ people with physical and special needs. For example, in Bangor, Maine we run a two-part program designed to enrich the community. In our Bangor distribution center, we employ people with disabilities to assist with our cardboard and plastic recycling efforts. These employees also help lead our involvement with the local “Rising Reader” program where we package and deliver books to pediatrician offices to encourage development of reading for Maine children. In 2019, we delivered our 3 millionth book as part of our 20 year involvement in this program.

Board Meetings

The Board of Directors held 20 meetings during 2019. All directors attended at least 75% of the meetings of the Board and committees on which they served. Our directors attend our annual meeting of shareholders unless there is compelling reason why they cannot. All but one of our directors in office at that time attended our 2019 Annual Meeting of Shareholders.

Under the Company’s Corporate Governance Guidelines, the independent directors meet in executive session after each regularly scheduled Board meeting. These meetings are chaired by our Chairman who is elected annually by the non-management directors following the annual meeting of shareholders. Shareholders and other interested parties may contact the Chairman by following the procedures set forth in “Communications with the Board of Directors” on page 11 of this Proxy Statement.

Committees of the Board

The Board of Directors currently has the following committees, which the Board established to assist it with its responsibilities:

Audit Committee:    Oversees (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualification and independence of the Company’s independent registered public accounting firm, (iv) the performance of the Company’s independent registered public accounting firm and internal audit functions and (v) issues involving the Company’s ethical and legal compliance responsibilities. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the Company’s independent registered public accounting firm. The Board of Directors has determined that each of Messrs. McGettrick and Moore is an “audit committee financial expert,” as defined by SEC regulations and that each member of the Audit Committee is financially literate under NYSE listing standards. All members of the Audit Committee are independent as such term is defined under the enhanced

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Corporate Governance

independence standards for audit committees in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder as incorporated into the NYSE listing standards and under the Company’s Corporate Governance Guidelines. The Audit Committee met nine times during 2019.

Compensation & Benefits Committee:    Administers executive compensation programs, policies and practices. Advises the Board on salaries and compensation of the executive officers and makes other studies and recommendations concerning compensation and compensation policies. May delegate authority for day-to-day administration and interpretation of compensation plans to certain senior officers of the Company (other than for matters affecting executive officer compensation and benefits). All members of the Compensation Committee are independent within the meaning of the enhanced NYSE listing standards and the Company’s Corporate Governance Guidelines. The Compensation Committee met five times during 2019.

Governance & Nominating Committee:    Considers and recommends nominees for election as directors and officers and nominees for each Board committee. Reviews and recommends changes to director compensation. Reviews and evaluates the procedures, practices and policies of the Board and its members and leads the Board in its annual self-review. Oversees the governance of the Company, including reviewing and recommending changes to the Corporate Governance Guidelines. Conducts succession planning for senior management. All members of the Governance & Nominating Committee are independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Governance & Nominating Committee met four times during 2019.

Executive Committee:    Exercises limited powers of the Board when the Board is not in session. The Executive Committee did not meet during 2019.

Board Committee Membership

Director	Board		Audit		Compensation & Benefits		Executive		Governance & Nominating
Mark A. Beck***	X				X	*	X		X
Gwendolyn M. Bingham**	X
Robert J. Henkel***	X				X				X
Mark F. McGettrick	X		X	*	X		X
Eddie N. Moore, Jr.	X		X				X		X	*
Edward A. Pesicka	X						X
Michael C. Riordan***	X		X						X
Robert C. Sledd	X	*	X				X	*
No. of Meetings in 2019	20		9		5		0		4

*	Chairman of the Board of Directors or respective Committee.

**	Ms. Bingham was elected to the Board of Directors on March 5, 2020 and has not been appointed to a Board Committee as of the date of this Proxy Statement.

***	Messrs. Beck, Henkel and Riordan were elected to the Board and appointed to their respective Committee assignments on August 7, 2019, October 1, 2019 and December 5, 2019, respectively.

Director Compensation

The Governance & Nominating Committee reviews director compensation annually, and it is the responsibility of this committee to recommend to the Board of Directors any changes in director compensation. The Board of Directors makes the final determination with respect to director compensation. The Governance & Nominating Committee has the authority under its charter to retain outside consultants or advisors to assist it in gathering information and making decisions.

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company considers the commitment of time directors must make in performing their duties, the level of skills required by the Company of its Board members and the market

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competitiveness of its director compensation levels. Additionally, from time to time, the Company performs a market review with respect to other leading companies of similar size to the Company and with respect to the Company’s peer group, under the supervision of the Governance & Nominating Committee, and upon recommendation of the Company’s independent compensation consultant, to determine the compensation arrangements for the independent directors of the Company. The table below sets forth the schedule of fees paid to non-employee directors for their annual retainer and service in various capacities on Board committees and in Board leadership roles. Employee directors do not receive any additional compensation for serving on the Board or any of its committees.

Schedule of Director Fees

Type of Fee	Cash	Equity
Annual Retainer	$125,000	$125,000	(1)
Additional Annual Retainer for the Chairman	60,000	N/A
Additional Annual Retainer for Audit Committee Chair	20,000	N/A
Additional Annual Retainer for Compensation Committee Chair	20,000	N/A
Additional Annual Retainer for Governance & Nominating Committee Chair	15,000	N/A

(1)	Restricted stock grant with one-year vesting period.

Directors may defer the receipt of all or part of their director fees under the Directors’ Deferred Compensation Plan. Amounts deferred are “invested” in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company’s fixed income fund in its 401(k) plan. Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director.

Director Compensation Table

The table below summarizes the actual compensation paid by the Company to current and former non-employee directors who served during the year ended December 31, 2019.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark A. Beck	62,500	93,750	—	—	—	—	156,250
Gwendolyn M. Bingham(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Stuart M. Essig(7)	31,250	125,000	—	—	—	—	156,250
John W. Gerdelman(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Robert J. Henkel	39,063	83,333	—	—	—	—	122,396
Barbara B. Hill(7)	36,250	125,000	—	—	—	—	161,250
Lemuel E. Lewis(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Martha H. Marsh(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark F. McGettrick	108,750	125,000	—	—	—	—	233,750
Eddie N. Moore, Jr.	101,250	125,000	—	—	—	—	226,250
Michael C. Riordan	20,833	52,083	—	—	—	—	72,916
Robert C. Sledd(6)	138,750	125,000	—	—	—	—	263,750
Anne Marie Whittemore(7)	95,417	125,000	—	—	—	—	220,417

Owens & Minor, Inc.    ●    2020 Proxy Statement            9

Corporate Governance

(1)	Includes amounts deferred by the directors under the Directors’ Deferred Compensation Plan.

(2)	The amounts included in the “Stock Awards” column are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718.

(3)	Option Awards were not granted to Directors in 2019.

(4)

The Stock Award amount of $125,000 equated to 32,637 shares of Restricted Stock based on the closing stock price of $3.83 on May 13, 2019, the date of grant. These shares vest on May 13, 2020. Upon his appointment to the Board on August 7, 2019, Mr. Beck received a Stock Award in the amount of $93,750 which equated to 23,035 shares of Restricted Stock based on the closing price of $4.07 on that date. These shares vest on August 7, 2020. Upon his appointment to the Board on October 1, 2019, Mr. Henkel received a Stock Award in the amount of $83,333 which equated to 14,468 shares of Restricted Stock based on the closing price of $5.76 on that date. These shares vest on October 1, 2020. Upon his appointment to the Board on December 5, 2019, Mr. Riordan received a Stock Award in the amount of $52,083 which equated to 7,367 shares of Restricted Stock based on the closing price of $7.07 on that date. These shares vest on December 5, 2020. Upon their resignations from the Board on August 7, 2019, both Mr. Essig and Ms. Hill forfeited 24,477 shares of the 32,637 shares of Restricted Stock awarded to them on May 13, 2019.

(5)

Ms. Bingham was appointed to the Board of Directors on March 5, 2020 and did not receive compensation during the year ended December 31, 2019. Mr. Gerdelman, Mr. Lewis and Ms. Marsh retired from the Board of Directors at the 2019 Annual Meeting and did not receive compensation during the year ended December 31, 2019.

(6)

Mr. Sledd was Chairman of the Board, interim President and Chief Executive Officer of the Company until March 7, 2019. The amounts in the above table reflect compensation to Mr. Sledd as a director of the Company from March 7, 2019 through December 31, 2019. While serving as Chairman of the Board, interim President and Chief Executive Officer of the Company, Mr. Sledd did not receive additional compensation for his service as a director.

(7)	Mr. Essig, Ms. Hill and Ms. Whittemore retired from the Board on August 7, 2019, August 7, 2019 and January 1, 2020, respectively.

Stock Ownership Guidelines for Directors

The Company maintains stock ownership guidelines for its directors and modified those guidelines in 2018 to provide that each director shall attain, within five years after his or her service on the Board begins (or by May 8, 2023 for directors serving as of May 8, 2018), a level of equity ownership of Common Stock having a value of at least $325,000.

Director Nominating Process

Director Candidate Recommendations and Nominations by Shareholders.    The Governance & Nominating Committee charter provides that the Governance & Nominating Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance & Nominating Committee through the method described under “Communications with the Board of Directors” below. In addition, our Bylaws provide that any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate directors by complying with the notice procedures set forth in the Bylaws and summarized in “Shareholder Proposals” on page 53 of this Proxy Statement.

Process for Identifying and Evaluating Director Candidates.    The Governance & Nominating Committee evaluates all director candidates in accordance with the director qualification standards and the criteria described in our Corporate Governance Guidelines. These guidelines require the Governance & Nominating Committee on an annual basis to review and evaluate the requisite skills and characteristics of individual Board members and nominees as well as the composition of the Board as a whole. This assessment includes whether the member or candidate is independent and includes considerations of diversity, age, skills and experience in the context of the Board’s needs. The goal of the Governance & Nominating Committee is to have a Board whose membership reflects a mix of diverse skill sets, technical expertise, educational and professional backgrounds, industry experiences and public service as well as perspectives of different genders and ethnicities. The Governance & Nominating Committee reviews its annual assessment with the Board each year and, as new member candidates are sought, attempts to maintain and enhance the level of diverse backgrounds and viewpoints of directors constituting the Board. As part of the Board’s annual self-assessment process, the Board will consider the effectiveness of its overall composition and structure as well as its performance and functioning.

There are no differences in the manner in which the Governance & Nominating Committee evaluates director candidates based on whether the candidate is recommended by a shareholder. The Governance & Nominating Committee did not receive any nominations from shareholders for the 2020 Annual Meeting.

Our Bylaws provide that no director nominee can stand for election if, at the time of appointment or election, the nominee is over the age of 72; however, on exceptional circumstances, the Board may waive on a temporary basis the director age limitations to allow a director to be appointed, elected and serve past age 72.

10            Owens & Minor, Inc.    ●    2020 Proxy Statement

Corporate Governance

Proxy Access.    Our Bylaws further permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s annual meeting proxy materials director candidates to comprise generally up to two or 20% of the Board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in Article I, Section 1.10 of the Bylaws.

Communications with the Board of Directors

The Board of Directors has approved a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties can send written communications to the Board, any committee of the Board, non-management directors as a group, the Chairman, the lead director or any other individual director at the following address: P.O. Box 2076, Mechanicsville, VA 23116-2076. All communications will be relayed directly to the applicable director(s).

Owens & Minor, Inc.    ●    2020 Proxy Statement            11

Proposal 1: Election of Directors

Eight directors have been nominated for election to the Board of Directors for a one-year term expiring at the 2021 Annual Meeting of Shareholders or until their respective successors are elected. Each nominee has agreed to serve if elected and qualified. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve.

Our Bylaws currently provide that the Board of Directors shall consist of eight directors. The Governance & Nominating Committee has recommended to the Board of Directors, and the Board of Directors has approved, eight persons as nominees for election to the Board of Directors.

Information on each nominee, including the particular experience, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of the Company, is set forth below.

Nominees for Election

Mark A. Beck

    Principal Occupation:

    Co-founder and CEO of

    B-Square Precision, LLC

    Age 54

    Director since August 2019

    Independent Director

    Committees:

    Compensation & Benefits     (Chair), Executive,     Governance & Nominating

Background:

Mr. Beck is the co-founder and CEO of B-Square Precision, LLC, a private company engaged in the acquisition and management of companies that manufacture high-precision tools, dies, molds and components. Previously, Mr. Beck served as President and Chief Executive Officer of JELD-WEN Holding, Inc. (JELD-WEN), one of the world’s largest door and window manufacturers, from November 2015 to February 2018, and was a director of JELD-WEN from May 2016 to February 2018. Prior to JELD-WEN, Mr. Beck served as an Executive Vice President at Danaher Corporation, leading Danaher’s water quality and dental programs, beginning in April 2014. Previously, he spent 18 years with Corning Incorporated in a series of management positions with increasing responsibility, culminating in his appointment as Executive Vice President overseeing Corning’s environmental technologies and life science units in July 2012. Mr. Beck currently serves on the board of directors of IDEX Corporation. He formerly served on the board of directors of Dow-Corning Corporation from 2010 to 2014.

Qualifications:

The Board of Directors has nominated Mr. Beck to continue his service as a director based on his experience as a chief executive officer of a public company with significant international operations and his track record of innovation and successfully integrating acquired businesses. His insights into the manufacturing industry, both domestic and international, bring a unique perspective to Owens & Minor’s Board that assists us strategically as we grow our proprietary product manufacturing and sales capabilities and seek to manage our many relationships with the manufacturing community globally.

12            Owens & Minor, Inc.    ●    2020 Proxy Statement

Proposal 1: Election of Directors

Gwendolyn M. Bingham
Principal Occupation: Retired United States Army Lieutenant General (three-stars) Age 60 Director since March 2020 Independent Director Committees: None currently

Background:

Lieutenant General (three-stars) Bingham retired in September 2019 from the United States Army following a 38-year career in the military. During her military career, LTG (retired) Bingham served as Department of the Army Assistant Chief of Staff for Installation Management from 2016 through her retirement in 2019. Previously, she was Commanding General, US Army Tank-Automotive and Armaments Lifecycle Management Command from 2014 to 2016; Commanding General, White Sands Missile Range from 2012 to 2014; Commandant, US Army Quartermaster School from 2010 to 2012; and Chief of Staff, Combined Arms Support Command and Sustainment Center of Excellence from 2008 to 2010. LTG (retired) Bingham holds numerous civic and military honors and was the first woman to hold numerous positions as a US Army General Officer including: the Army’s 51st Quartermaster General and Commandant of the US Army Quartermaster School, Fort Lee, Virginia; the Commanding General, White Sands Missile Range, New Mexico and as Commanding General, Tank-automotive and Armaments Life Cycle Management Command, Warren, Michigan.

Qualifications:

The Board of Directors has nominated LTG (retired) Bingham to continue her service as a director of the Company based on her over 20 years of senior executive leadership experience in complex logistics and supply chain management, resource management, environmental and energy matters, talent management and strategic planning. Additionally, LTG (retired) Bingham has unique experience in leading the Army’s most significant integrated material management center with manufacturing centers in multiple locations and personnel worldwide to support the Army’s efforts to sustain, prepare and transform its operations, which provides insight into the challenges faced in the business of global distribution and supply chain management.

Robert J. Henkel

    Principal Occupation:

    President, Healthcare     Transformation at the

    THEO Executive Group

    Age 65

    Director since October 2019

    Independent Director

    Committees:

    Compensation & Benefits,

    Governance & Nominating

Background:

Mr. Henkel is President, Healthcare Transformation at the THEO Executive Group, since January 2019. Previously, Mr. Henkel served as President and Chief Executive Officer of Ascension Healthcare from 2012 to July, 2017, and was Chief Operating Officer of Ascension Healthcare from 2004 to 2011. Ascension Health, Inc. is the largest non-profit healthcare system in the United States and the world’s largest Catholic health system. During his 25-year tenure with Ascension Health, Mr. Henkel was Chair of the Ascension Innovation Counsel for Ascension Health, Inc. from July 2017 to 2019, and also served in a number of different roles including President of the Great Lakes and Mid-Atlantic States Operating Group. Prior to Ascension Health, Mr. Henkel held numerous executive leadership positions with other healthcare organizations, including the Daughters of Charity National Health System, St. Louis; Mount Sinai Medical Center, Miami Beach, Fla.; SSM Health Care in St. Louis; and Montefiore Medical Center, Bronx, New York. Mr. Henkel is a Life Fellow with the American College of Healthcare Executives and an adjunct professor of health policy and management with the University of Pittsburgh Graduate School of Public Health.

Qualifications:

The Board of Directors has nominated Mr. Henkel to continue his service as a director of the Company based on his extensive experience in the healthcare industry. Mr. Henkel brings deep leadership and management experience and insight both generally and specific to the healthcare industry, including unique strategic and operational experience from the healthcare industry. His unique perspective will benefit Owens & Minor as it continues to expand as a full-service partner for customers that focus on global healthcare solutions and understand the challenges faced at multiple levels within the global healthcare marketplace.

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Proposal 1: Election of Directors

Mark F. McGettrick

    Principal Occupation:

    Retired Executive

    Vice President and

    Chief Financial Officer of

    Dominion Energy Inc.

    Age 62

    Director since 2018

    Independent Director

    Committees:

    Audit (Chair),     Compensation &

    Benefits, Executive

Background:

Mr. McGettrick retired in December 2018 as Executive Vice President and Chief Financial Officer of Dominion Energy Inc., a position he held since June 2009. In addition, Mr. McGettrick also previously served as Executive Vice President, Chief Financial Officer and a member of the board of directors of Dominion Energy Midstream GP, LLC, the general partner of Dominion Energy Midstream Partners, LP, from March 2014 until 2018. From January 2003 to 2009, Mr. McGettrick served as Chief Executive Officer of the company’s Dominion Generation operating segment. Mr. McGettrick joined Dominion Energy, Inc. in 1980 and during his tenure has held a variety of other management positions in distribution design, accounting, customer service and generation. He formerly served on the board of directors of Virginia Electric and Power Company and Dominion Energy Gas Holdings, LLC, which are wholly-owned subsidiaries of Dominion Energy, Inc.

Qualifications:

The Board of Directors has nominated Mr. McGettrick to serve as a director of the Company based on his background and breadth of experience in risk management, business planning, accounting, mergers and acquisitions and financial analysis through his service as a Chief Financial Officer of a large publicly-traded company. The Board of Directors has also designated Mr. McGettrick as an audit committee financial expert based on his strong financial knowledge and experience.

Eddie N. Moore, JR.

    Principal Occupation:

    Retired President & Chief     Executive Officer of Norfolk     State University

    Age 72

    Director since 2005

    Independent Director

    Committees:

    Audit, Executive,

    Governance & Nominating     (Chair)

Background:

Mr. Moore retired in 2017 as President & Chief Executive Officer of Norfolk State University, a position he held since January 2015, after serving as the Interim President beginning in September 2013. From 2011 to 2012, he served as President of St. Paul’s College. He is President Emeritus of Virginia State University after serving as its President from 1993 to 2010. Prior to leading Virginia State University, Mr. Moore served as state treasurer for the Commonwealth of Virginia, heading the Department of the Treasury and serving on fifteen state boards and authorities. He also serves on the board of directors of Universal Corporation.

Qualifications:

The Board of Directors has nominated Mr. Moore to continue his service as a director of the Company based on his strong background in accounting and finance, which qualify him to serve as an audit committee financial expert, and his leadership experience in managing prominent educational institutions. The Board believes that Mr. Moore’s experiences in the public sector bring unique perspectives and disciplines to the Board’s deliberations and decision-making processes.

14            Owens & Minor, Inc.    ●    2020 Proxy Statement

Proposal 1: Election of Directors

Edward A. Pesicka
Principal Occupation: President and Chief Executive Officer of Owens & Minor, Inc. Age 52 Director since 2019 Committees: Executive

Background:

Mr. Pesicka is the President and Chief Executive Officer of Owens & Minor, Inc. since March 2019. Previously Mr. Pesicka served as an independent consultant and advisor in the healthcare, life sciences and distribution industries since January 1, 2016. From January 2000 through April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., including, most recently, Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to that, he was President, Customer Channels at Thermo Fisher from July 2008 to January 2014 and President, Research Market from November 2006 to July 2008. Earlier in his career, Mr. Pesicka held various Vice President-level roles in Thermo Fischer Scientific’s finance department, serving as Chief Financial Officer of numerous divisions. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW, Inc. in its finance department and three years with PricewaterhouseCoopers as an auditor.

Qualifications:

The Board of Directors has nominated Mr. Pesicka to serve as a director of the Company based upon his unique ability as President and Chief Executive Officer to communicate to and inform the Board about the Company’s day-to-day operations, implementation of strategic initiatives, and industry developments. The Board believes that Mr. Pesicka brings an important perspective on the Company’s current operations and ongoing relationships with customers and suppliers. Mr. Pesicka’s substantial experience and expertise in distribution, as well as the healthcare and life sciences industries, allow him to contribute valuable industry perspectives and strategic leadership to the Board.

Michael C. Riordan
Principal Occupation: Former Co-Chief Executive Officer and Director of Prisma Health Age 61 Director since December 2019 Independent Director Committees: Audit, Governance & Nominating

Background:

Mr. Riordan served as Co-Chief Executive Officer and Director of Prisma Health, the largest Health System in South Carolina, from November 2017 to June 2019. Prior to the formation of Prisma Health company in 2017, he served as the President and Chief Executive Officer for the Greenville Health System (“GHS”) from 2006 to 2016. Before joining GHS, he served as President and CEO of the University of Chicago Hospitals and Health System and as Chief Operating Officer for Emory University Hospital. Prior to that, Mr. Riordan held multiple administrative roles at Crawford Long Hospital in Atlanta, Georgia. He also served three years as an infantry officer in the United States Marine Corps.

Qualifications:

The Board of Directors has nominated Mr. Riordan to continue his service as a director of the Company based on his extensive experience in the healthcare industry. Mr. Riordan brings considerable leadership and management experience and insight specific to the healthcare industry, including unique strategic and operational experience from the healthcare industry. His unique perspective will benefit Owens & Minor as it continues to expand as a full-service partner for customers that focus on healthcare solutions and understand the challenges faced at multiple levels within the healthcare industry.

Owens & Minor, Inc.    ●    2020 Proxy Statement            15

Proposal 1: Election of Directors

Robert C. Sledd
Principal Occupation: Managing Partner of Pinnacle Ventures, LLC Age 67 Director since 2007 Independent Director Committees: Audit, Executive (Chair)

Background:

Mr. Sledd has served as the Board’s Chairman since 2018 and previously as the Interim President and Chief Executive Officer of Owens & Minor, Inc., from November 2018 to March 2019. He previously served as a Senior Economic Advisor to the Governor of Virginia from 2010 to 2014. Since 2008, he also has served as Managing Partner of Pinnacle Ventures, LLC and Sledd Properties, LLC. From 1995 to 2008, he served as Chairman of Performance Food Group Co. (“PFG”), a foodservice distribution company that he co-founded in 1987. He served as Chief Executive Officer of PFG from 1987 to 2001 and from 2004 to 2006. He also serves on the boards of directors of SCP Pool Corporation and Universal Corporation.

Qualifications:

The Board of Directors has nominated Mr. Sledd to continue his service as a director of the Company based on his expertise in economic and business development policy, as well as his experience as a former chief executive of a foodservice distribution company, including his knowledge and understanding of the specific issues and challenges faced by companies in the business of distribution and supply chain management. His experiences in founding, growing and taking public PFG allow him to contribute to the Board a breadth of perspectives and ideas on matters of corporate management, governance and strategic growth.

The Board of Directors recommends a vote FOR the election of each nominee as director.

16            Owens & Minor, Inc.    ●    2020 Proxy Statement

Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

The Company currently has in effect the 2018 Stock Incentive Plan, which was approved by shareholders at our 2018 Annual Meeting. Amendment No. 1 to the 2018 Stock Incentive Plan was approved by shareholders at our 2019 Annual Meeting. (The 2018 Stock Incentive Plan as amended by Amendment No. 1 is referred to herein as the “2018 Plan”). The 2018 Plan permits the grant of options, stock appreciation rights, stock awards, stock units and incentive awards. The 2018 Plan replaced the Company’s 2015 Stock Incentive Plan (the “2015 Plan”).

On February 13, 2019, our Board of Directors adopted Amendment No. 2 to the 2018 Plan (“Amendment No. 2”), subject to the approval of shareholders. Amendment No. 2 increases the maximum number of shares of Common Stock available under the 2018 Plan by 4,500,000 shares. As of March 6, 2020, 1,788,824 shares are available for grant under the 2018 Plan (excluding the 4,500,000 additional shares that would be available if shareholders approve Amendment No. 2). The text of Amendment No. 2 is attached to this Proxy Statement as Appendix A.

The closing price of the Company’s Common Stock on March 6, 2020 was $5.61 per share.

Reasons for Amendment No. 2 to the 2018 Plan and Recommendation of the Board of Directors

Our Board of Directors believes that the 2018 Plan has benefited the Company by (i) assisting in recruiting and retaining the services of teammates and non-employee directors with high ability and initiative, (ii) providing greater incentives for teammates and non-employee directors who provide valuable services to the Company and its subsidiaries and affiliates, and (iii) associating the interests of teammates and non-employee directors with those of the Company and its shareholders. Our Board of Directors believes that the proposed increase in the maximum number of shares of Common Stock to be available under the 2018 Plan is necessary for the Company to continue to experience these benefits.

We believe our compensation programs, which include the 2018 Plan, are structured to attract, retain and motivate our teammates and non-employee directors and are in the best interests of the Company and its shareholders. Our Board of Directors believes that equity incentive awards play a key role in these programs as they help align the interests of teammates and non-employee directors with those of the Company and our shareholders. As of March 6, 2020, there were (1) 63,050,091 shares of our Common Stock outstanding, (2) 3,507,080 awards outstanding, which include outstanding Performance Shares (assuming there is achievement under these shares at target levels), and (3) no outstanding stock options or stock appreciation rights. As of this date, there are only 1,788,824 shares available for grant under the 2018 Plan (not counting any shares that potentially might become available hereafter because of the expiration, cancellation or forfeiture of an outstanding award without the issuance of the underlying shares).

Historical Burn Rate; Potential Economic Dilution Analysis.    We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our shareholders. As part of our analysis when considering the number of shares to be added to the 2018 Plan by Amendment No. 2, we considered our equity plans’ “burn rate,” calculated as (i) the number of shares subject to equity awards granted under the 2015 Plan and the 2018 Plan for the three years ending December 31, 2019, divided by (ii) the weighted average number of shares outstanding for that period. Our average burn rate for the three years ending December 31, 2019 was 4.04%. The total potential dilution resulting from issuing all shares authorized under our equity plans as of March 6, 2020 (including the 4,500,000 additional shares that would be available if shareholders approve Amendment No. 2) would be approximately 15.54%. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. During this three-year period, we have sought to provide equity compensation to our teammates and non-employee directors who we believe are important to our organization in furthering our business strategy. In addition, since that time we have made multiple leadership appointments and promotions to advance our strategy. We made equity grants from the 2015 Plan and the 2018 Plan in connection with each of these new hires and promotions, including our employment in 2019 of a new chief executive officer and other new members of the senior leadership team. Additionally, we made two significant business acquisitions in 2017 and 2018, Byram Healthcare and Halyard Health S&IP, and issued awards in connection with closing of those respective acquisitions representing 542,040 shares of Common Stock to teammates who joined us from these companies. Also contributing significantly to the number of awards that we were required to issue under the 2018 Plan in order to further our business strategy were declines in the trading price of our Common Stock in 2018 and 2019, which required the issuance of a greater number of awards to achieve our intended incentives.

Owens & Minor, Inc.    ●    2020 Proxy Statement            17

Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

Expected Duration.    We expect that the shares available under the 2018 Plan for future awards, if Amendment No. 2 to the 2018 Plan is approved by our shareholders, will be sufficient for currently-anticipated awards for the next two years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2018 Plan reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

For the foregoing reasons, our Board of Directors recommends that our shareholders approve Amendment No. 2 to the 2018 Plan.

Key Features of the 2018 Plan

The 2018 Plan contains provisions considered best practices for compensation and governance purposes. Key features of the 2018 Plan (as proposed to be amended by Amendment No. 2) include:

•	The 2018 Plan generally is administered by our Compensation Committee which consists entirely of independent non-employee directors.

•	The 2018 Plan sets reasonable limits as to the awards any teammate or non-employee director may receive in any calendar year.

•	All stock options and stock appreciation rights must have an exercise price that is not less than the fair market value of the underlying stock on the grant date.

•

The maximum number of shares of our Common Stock that will be made available under the 2018 Plan is the sum of (i) 8,940,000 shares (which represents the 3,600,000 shares initially authorized under the 2018 Plan, plus the 840,000 shares authorized under Amendment No. 1), plus an additional 4,500,000 shares to be authorized under Amendment No. 2), less the number of shares of our Common Stock subject to awards granted under the 2015 Plan after March 1, 2018 and prior to our 2018 Annual Meeting of Shareholders on May 8, 2018 (which was 385,144 shares), plus (ii) the number of shares of our Common Stock subject to awards granted under the 2015 Plan that become available after March 1, 2018 because of the expiration, cancellation or forfeiture of such awards without the issuance of the underlying shares.

•

Shares of Common Stock not issued as the result of a net settlement of options, stock appreciation rights, stock awards, stock units and incentive awards, or tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to options, stock appreciation rights, stock awards, stock units and incentive stock awards, shall not again be made available for issuance as awards under the 2018 Plan.

•

All awards granted under the 2018 Plan will be subject to a one-year minimum vesting period, provided that (i) up to 5% of the shares authorized for issuance under the 2018 Plan (subject to adjustments) may provide for vesting of awards in less than one year and (ii) awards granted to non-employee directors may vest earlier than one year upon the annual meeting of the Company’s shareholders that occurs in the year immediately following the year of grant so long as the awards vest as of a date that is not earlier than two weeks prior to the anniversary date of the immediately preceding year’s annual shareholders meeting.

•

In connection with a change in control, vesting of time-based awards will only be accelerated if the time-based awards are not assumed or converted into substitute awards following the change in control and vesting of performance-based awards shall only be accelerated to the extent of actual achievement of the performance conditions as of the date of the change in control or on a prorated basis for time elapsed in ongoing performance period(s) through the date of the change in control, whichever the Committee determines appropriate, if the performance-based awards are not assumed or converted into substitute awards following the change in control. Otherwise, vesting of an award may only be accelerated in connection with a termination of service (including but not limited to death, disability, retirement or involuntary termination) or if the award is outstanding for at least one year; provided that up to 5% of the shares authorized for issuance under the 2018 Plan may be issued pursuant to awards without regard to any such restriction on accelerated vesting.

18            Owens & Minor, Inc.    ●    2020 Proxy Statement

Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

•

The 2018 Plan does not include any reload features, which would provide for an automatic grant of additional awards. or any “evergreen” share replenishment features, which would provide for an automatic increase in the number of shares available for issuance.

•

The 2018 Plan prohibits the repricing of outstanding stock options, stock appreciation rights and other stock awards in the nature of purchase rights, whether by amending an existing award or by substituting a new award at a lower price, without shareholder approval. The 2018 Plan also prohibits the payment of cash, awards or other securities in exchange for out-of-the-money stock options, stock appreciation rights and other stock awards in the nature of purchase rights, without shareholder approval.

•	Awards granted under the 2018 Plan are subject to the Company’s Recoupment Policy which is described in “Executive Compensation Overview — Recoupment Policy” on page 51 of the Proxy Statement.

•

There is not a liberal change in control definition in the 2018 Plan. A change in control does not occur on announcement or commencement of a tender offer or a potential takeover or on shareholder approval of a merger or other transaction.

•	Any material amendments to the 2018 Plan require shareholder approval.

•

No dividends or dividend equivalents may be granted in connection with options, stock appreciation rights or other awards in the nature of purchase rights. No dividends or dividend equivalents may be paid in connection with any other stock award or stock unit unless and until the award is no longer subject to forfeiture conditions, and any such dividends or dividend equivalents will either be (i) deemed reinvested in additional awards which remain subject to the same forfeiture and other conditions applicable to the award to which such dividends or dividend equivalents related or (iii) accumulated (without interest) and become payable only at the time and to the extent the related award becomes nonforfeitable and/or payable. No dividends may be paid with respect to an award that is forfeited.

•	The 2018 Plan does not provide for tax gross-ups of any kind.

A summary of the principal terms of the 2018 Plan are included below. However, every aspect of the 2018 Plan is not addressed in this summary and shareholders are encouraged to read the full text of the 2018 Plan which is attached to this Proxy Statement as Appendix B. We have no current plans, proposals or arrangements, written or otherwise, to grant any specific awards under the 2018 Plan that have not been granted as of March 6, 2020, except for the grant of annual awards after our 2020 Annual Meeting of Shareholders to (i) officers of the Company (the number of which awards would be approximately 1,668,806 assuming a stock price of $5.61) and (ii) teammates who are not officers of the Company (the number of which awards is not calculable at this time), or as provided for under our Board of Directors compensation plan (as described on page 8 of this Proxy Statement).

Administration of the 2018 Plan

The 2018 Plan is generally administered by the Compensation Committee. The Compensation Committee approves all terms of awards to teammates under the 2018 Plan. The Compensation Committee also approves the teammates who will receive grants under the 2018 Plan, determines the type of award that will be granted and approves the number of shares of Common Stock subject to each award. The Governance & Nominating Committee of the Board of Directors administers the 2018 Plan in the case of any award that is made to a member of the Board who is not also a teammate of the Company or an affiliate. References in this summary to the “Compensation Committee” include, with respect to awards made to non-employee directors, the Governance & Nominating Committee.

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Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

Participation in 2018 Plan

Because awards under the 2018 Plan are made at the Compensation Committee’s discretion, except as set forth in “Key Features of the 2018 Plan,” we are unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted if Amendment No. 2 is approved by our shareholders. However, awards previously granted prior to March 6, 2020 under the 2018 Plan are as follows:

Name and Principal Position	Dollar Value ($)(1)	Shares of common stock (#)
Edward A. Pesicka, President & Chief Executive Officer	$4,000,004	856,532
Christopher Lowery, President, Global Products	700,007	123,024
Nicholas J. Pace, EVP, General Counsel & Corporate Secretary	700,007	123,024
Executive Officers as a Group	14,679,546	2,293,817
Non-Employee Directors as a Group	1,427,081	189,690
Non-Executive Officers as a Group	22,452,459	2,526,624

(1)

Dollar value is based, with respect to shares of common stock granted to non-employee directors, on the closing price of our common stock on the day the shares of common stock were granted and, with respect to share awards granted to our executive officers, on the grant date fair market value of the share awards computed in accordance with ASC Topic 718.

(2)	Amounts for performance-based awards are based on achievement of performance target amount.

(3)	Shares forfeited are as follows: 656,414 shares for Executive Officers as a Group; 36,444 shares for Non-Employee Directors as a Group; and 474,904 shares for Non-Executive Officers as a Group.

Additionally, awards previously granted to our named executive officers and outstanding as of December 31, 2019 are also reported herein. See “Outstanding Equity Awards at Fiscal Year-End Table” on page 47 of this Proxy Statement.

Any teammate or non-employee director of the Company or any affiliate or other person who provides services to the Company or an affiliate who, in the judgment of the Compensation Committee, has contributed significantly or can be expected to contribute significantly to the performance of the Company and/or its affiliates may receive an award under the 2018 Plan. The Company currently has approximately 17,000 teammates (including approximately nine teammates who are officers), and the Company currently has seven non-employee directors. In fiscal 2019 the Company made awards to 339 participants, which included 12 executive officers and nine non-employee directors. The Compensation Committee has the complete discretion, as provided in the 2018 Plan, to select eligible teammates and/or non-employee directors to receive awards under the 2018 Plan and to determine for each teammate or non-employee director the nature of the award and the terms and conditions of each award. No awards have been granted to persons other than Company teammates or non-employee directors.

The basis for participation in the 2018 Plan is that the Compensation Committee determines that such participation will further the 2018 Plan’s purposes. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the 2018 Plan, which include the recruiting and retaining of teammates and non-employee directors with high ability and initiative, providing greater incentives for teammates and non-employee directors who provide valuable services to the Company and its affiliates and associating the interests of these persons with those of the Company and its shareholders. For a description of the basis of participation in the 2018 Plan for our non-employee directors during fiscal 2019, see “Director Compensation” on page 8 of the Proxy Statement. For a description of the basis of participation in the 2018 Plan of our executive officers, see “Executive Compensation Overview — Elements of 2019 Compensation — Long- Term Incentives” on page 44 of the Proxy Statement.

The 2018 Plan includes reasonable limits on the benefits that any participant may receive for any calendar year. No teammate may be granted, in any calendar year, (i) options, stock appreciation rights or other purchase rights for more than 2,000,000 shares of our Common Stock, (ii) stock awards or stock units for more than 1,000,000 shares of our Common Stock or (iii) incentive awards for more than $10,000,000. The foregoing limitations can be multiplied by two for awards granted to teammates during the calendar year in which the teammate first commences employment or other service. The 2018 Plan also provides that a non-employee director may not be granted awards during any single calendar year in respect of the non-employee director’s service as a member of the board that, taken together with any cash fees

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paid to the non-employee director in that calendar year, exceeds $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial accounting purposes). The Compensation Committee may, however, make exceptions to the foregoing limit (up to twice such limit) for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual non-employee directors, as the Compensation Committee may determine, provided that the non-employee director receiving such awards may not participate in the decision to make such awards.

Share Authorization

The maximum aggregate number of shares of Common Stock that may be issued under the 2018 Plan (as amended by Amendment No. 1) is the sum of (i) 4,440,000 shares (which represents the 3,600,000 shares initially authorized under the 2018 Plan, plus the additional 840,000 shares authorized under Amendment No. 1), plus an additional 4,500,000 shares to be authorized under Amendment No. 2, less the number of shares of our Common Stock subject to awards granted under the 2015 Plan after March 1, 2018 and prior to our 2018 Annual Meeting of Shareholders on May 8, 2018 (which was 385,144 shares), plus (ii) the number of shares of our Common Stock that are subject to awards granted under the 2015 Plan that become available after March 1, 2018 because of the expiration, cancellation or forfeiture of such awards without the issuance of the underlying shares. In connection with stock splits, stock dividends, recapitalizations and certain other events, the Board will make adjustments that it deems appropriate in the aggregate number of shares of Common Stock that may be issued under the 2018 Plan, the terms of outstanding awards and the per individual grant limitations set forth in the 2018 Plan.

Except as described herein, each share of Common Stock issued in connection with an award granted under the 2018 Plan will reduce the total number of shares of Common Stock available for issuance under the 2018 Plan by one. If any options, stock appreciation rights, stock awards, stock units or other awards terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or without issuance of the underlying shares, the Common Stock subject to such awards, to the extent of the termination, expiration, cancellation, forfeiture, surrender or cash settlement, will again be available for awards under the 2018 Plan. Any shares of Common Stock that are tendered or withheld from the settlement of an award to satisfy the grant, exercise or purchase price of the award or to satisfy a tax withholding obligation under an award will not be available for future awards to be granted under the 2018 Plan. If Common Stock is issued in settlement of a stock appreciation right, the number of shares available for future awards will be reduced by the number of shares for which the stock appreciation right was exercised rather than the number of shares issued. Shares of Common Stock that may be issued under the 2018 Plan may not be increased through the Company’s purchase of shares of Common Stock on the open market with the proceeds obtained from the exercise of options or other purchase rights granted under the 2018 Plan.

Awards

The Compensation Committee will determine the eligible individuals who will receive awards under the 2018 Plan and the Compensation Committee will specify the type of award that is made and will prescribe the terms and conditions that govern each award. The 2018 Plan generally provides that no award will become fully exercisable or entirely vested before the first anniversary of the date of grant of the award, provided that (i) awards may be granted without regard to this minimum vesting requirement with respect to a maximum of 5% of the shares of Common Stock authorized for issuance under the 2018 Plan and (ii) awards may be granted without regard to the minimum vesting requirement to non-employee directors as and only to the extent described above. Notwithstanding the preceding sentence, the Compensation Committee may accelerate the exercisability or vesting of awards (i) in connection with a termination of employment or other service (including without limitation on death, disability, retirement or involuntary termination) or (ii) if the award has been outstanding for at least one year, and up to 5% of the shares of Common Stock authorized for issuance under the 2018 Plan may be issued without regard to any such restrictions on accelerated vesting of awards.

Options.    The 2018 Plan authorizes the Compensation Committee to grant incentive stock options (under Section 421 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Compensation Committee, provided that the price cannot be less than 100% of the fair market value of the Common Stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option to an individual who is a “ten percent shareholder” under Sections 422 and 424 of the Internal Revenue Code). Except in the event of stock splits, stock dividends and other changes in our capitalization,

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Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

unless approved by shareholders, the exercise price of an outstanding option cannot be reduced and no payment can be made to cancel an option if the exercise price exceeds the shares’ fair market value on the date of cancellation.

The exercise price for any option is generally payable (i) in cash, (ii) in a cash equivalent acceptable to the Compensation Committee, or (iii) by the surrender of Common Stock (including Common Stock otherwise issuable upon exercise of the option) (or attestation of ownership of Common Stock) with an aggregate fair market value on the date on which the option is exercised equal to the exercise price for the number of shares being purchased.

The term of an option cannot exceed 10 years from the date of grant (or five years in the case of an incentive share option granted to a “ten percent shareholder”). The Compensation Committee may grant options that have a term less than the maximum term permitted under the 2018 Plan. The 2018 Plan provides for the automatic exercise of options if (a) the participant remains in the continuous employ or service of the Company from the date of grant until the stated expiration date of the option and (b) the fair market value of the shares subject to the option exceeds the exercise price. In that event, if not exercised by the participant, the option will be exercised on the stated expiration date and the participant will be issued shares of Common Stock that have a fair market value equal to the excess of the aggregate number of shares subject to the exercised portion of the option over the number of shares whose fair market value equals the aggregate exercise price of the option and applicable tax withholdings.

No dividends may be paid with respect to an option.

Stock Awards.    The 2018 Plan also provides for the grant of stock awards. A stock award is an award of Common Stock that will be subject to restrictions on transferability and such other restrictions as the Compensation Committee determines on the date of grant and consistent with the terms of the 2018 Plan, including the vesting requirements described above. The vesting requirements or restrictions may be stated with reference to one or more performance objectives, including objectives stated with respect to “performance goals” as described below under “Performance Objectives.” The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine.

A participant who receives a stock award will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares; provided, however, that the 2018 Plan provides that dividends payable on a stock award shall either be deemed reinvested in additional stock awards, which shall remain subject to the same forfeiture and transfer conditions applicable to the stock award with respect to which such dividends related, or accumulated and paid in cash, without interest, if and at the time the related stock award is no longer subject to forfeiture and transfer conditions. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her stock award shares, (ii) the company will retain custody of the certificates and (iii) a participant must deliver a share power to the Company for each stock award. No dividends may be paid with respect to a stock award that is forfeited.

Stock Appreciation Rights.    The 2018 Plan authorizes the Compensation Committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, Common Stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the Common Stock on the date of exercise over the shares’ fair market value on the date of grant (the “initial value”). Stock appreciation rights will become exercisable in accordance with terms prescribed by the Compensation Committee and consistent with the terms of the 2018 Plan, including the vesting requirements described above. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a share appreciation right granted in tandem with an incentive stock option awarded to a “ten percent shareholder”. The Compensation Committee may grant stock appreciation rights that have a term less than such maximum terms. The 2018 Plan provides for the automatic exercise of a stock appreciation right if (a) the participant remains in the continuous employ or service from the date of grant until the stated expiration date of the stock appreciation right and (b) the fair market value of the shares subject to the stock appreciation right exceeds the initial value per share immediately prior to the stated expiration date of the stock appreciation right. In that event, if not exercised by the participant, the stock appreciation right will be exercised automatically on the stated expiration date and the participant will receive the amount payable for exercises on that date (subject to applicable withholdings).

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Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

Except in the case of stock splits, stock dividends and other changes in our capitalization, the initial value of an outstanding stock appreciation right cannot be reduced without the approval of shareholders. In addition, the 2018 Plan provides that no payment may be made on account of the cancellation of a stock appreciation right if the initial value exceeds the fair market value of a share of Common Stock.

No dividends may be paid with respect to any stock appreciation rights.

Stock Units.    The 2018 Plan also authorizes the Compensation Committee to grant awards of stock units. Stock units represent the participant’s right to receive an amount, based on the value of the Common Stock, if the requirements established by the Compensation Committee are satisfied. Consistent with the terms of the 2018 Plan, including the vesting requirements described above, the Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the stock unit award. Performance goals may be stated with respect to the performance criteria described below under “Performance Objectives” or such other criteria determined by the Compensation Committee. If the performance goals and other requirements are met, stock units will be paid in cash, Common Stock or a combination thereof.

Incentive Awards.    The 2018 Plan also permits the grant of incentive awards. An incentive award is an opportunity to earn a payment upon the terms and conditions prescribed by the Compensation Committee. The terms and conditions may provide that the incentive award will be earned only if the participant’s employment continues for a specified period or only to the extent that the participant, the Company or an affiliate achieves objectives measured over a period of at least one year. The objectives may be stated with reference to one or more of the performance criteria described below under “Performance Objectives” or such other criteria determined by the Compensation Committee. If an incentive award is earned, the amount payable will be paid in cash, Common Stock or a combination thereof. No dividends may be paid in respect of an incentive award.

Change in Control

Unless an outstanding award is assumed or otherwise continued after a change in control, upon a change in control and cash-out of the award, (i) each option and stock appreciation right shall be fully exercisable thereafter, (ii) each stock award will become transferable and nonforfeitable, (iii) each stock unit award shall be earned in its entirety and converted into a transferable and nonforfeitable stock award, and (iv) each incentive award shall be earned, in whole or in part, in accordance with the terms of the applicable award agreement, except that (i) each performance-based option and stock appreciation right shall be exercisable, (ii) each performance-based stock award will become transferable and nonforfeitable, (iii) each performance-based stock unit award will be earned and converted into a transferable and nonforfeitable stock award, and (iv) each performance-based incentive award shall be earned only to the extent of actual performance through the date of the change in control or pro rata based on the elapsed portion of the performance period as of the date of the change in control, whichever the Committee determines appropriate.

In the event of a change in control, the Compensation Committee, in its discretion and without the need for a participant’s consent, may provide that an outstanding option, stock appreciation right, stock award, stock unit award or incentive award shall be assumed by, or a substitute award granted by, the surviving entity in the change in control. Such assumed or substituted award shall be of the same type of award as the original option, stock appreciation right, stock award, stock unit award or incentive award being assumed or substituted.

Unless an outstanding award is to be assumed or otherwise continued after the change in control, the Compensation Committee, in its discretion and without the need of a participant’s consent, may provide that (i) each option and stock appreciation right that is or will be exercisable on the date of the change in control, (ii) each stock award that is or will become transferable and nonforfeitable, (iii) each stock unit award that is or will be earned and convertible into a transferable and nonforfeitable stock award and (iv) each inventive award that is or will be earned shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by Company shareholders in the change in control transaction. The amount of the payment will be equal to (i) the amount by which the price per share received by the shareholder in the transaction exceeds the exercise price of the option or initial value of the stock appreciation right, (ii) the price per share received by the shareholders in the transaction for each share subject to a stock award or stock unit or (iii) the amount earned under the incentive award. Notwithstanding the foregoing, however, awards that are not vested, non-forfeitable or payable as of the change in control will be cancelled without any payment therefor.

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Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

A change of control under the 2018 Plan generally occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, at least 30% of our combined voting power;

•

we merge with another entity unless (i) the voting securities of the Company immediately prior to the merger continue to represent more than 50% of the combined voting power of the securities in the merged entity or its parent or (ii) the merger is effected to implement a recapitalization transaction in which no person acquires more than 30% of our combined voting power;

•	there is consummated an agreement for the sale or disposition of all or substantially all of our assets;

•	the shareholders approve a plan of complete liquidation; or

•

during any period of twelve (12) consecutive months, individuals who, at the beginning of such period, constitute our Board, together with any new directors whose nomination or election was approved by a majority of the directors then so in office (other than individuals who become directors in connection with certain transactions or election contests), cease for any reason to constitute a majority of our Board.

The Internal Revenue Code has special rules that apply to “parachute payments,” i.e., compensation that is payable on account of a change in control. If the parachute payments exceed a safe harbor amount prescribed by the Internal Revenue Code, then the recipient is liable for a 20% excise tax on a portion of the parachute payments, and the Company is not allowed to claim a federal income tax deduction for that same portion of the parachute payments.

The 2018 Plan provides for a reduction in benefits if the benefits of awards, either alone or together with parachute payments under other plans and agreements, exceed the safe harbor amount. In that event, the participant’s total parachute payments will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without an excise tax liability or loss of deduction. However, the benefits will not be reduced, and the participant will receive all of the parachute payments (and pay the resulting excise tax), if the participant will receive a greater after-tax benefit, taking into account the excise tax payable by the participant, by receiving all of the parachute payments (and paying the excise tax). The 2018 Plan provides that these provisions do not apply to a participant who, under an agreement with the Company or the terms of another plan is not permitted to receive parachute payments in excess of the safe harbor amount.

Performance Objectives

The 2018 Plan also identifies performance criteria that may be used to establish performance goals that will determine whether an award becomes vested or is earned. The Compensation Committee may prescribe that an award will become vested or be earned upon the attainment of one or more performance goals or objectives, including but not limited to: (i) gross, operating or net earnings before or after taxes; (ii) return on equity; (iii) return on capital; (iv) return on sales; (v) return on assets or net assets; (vi) earnings per share; (vii) cash flow per share; (viii) book value per share; (ix) earnings growth; (x) sales or sales growth; (xi) volume growth; (xii) cash flow (as defined by the Compensation Committee); (xiii) fair market value of the Company’s stock; (xiv) total shareholder return; (xv) market share; (xvi) productivity; (xvii) level of expenses; (xviii) quality; (xix) safety; (xx) customer satisfaction; (xxi) total economic value added; (xxii) earnings before interest, taxes, depreciation and amortization; and (xxiii) revenues or revenue growth.

A performance goal or objective may be stated with respect to the Company, a subsidiary or a business unit and also may be stated with respect to one or more of these criteria or may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. In establishing a performance goal or objective, the Compensation Committee may exclude any or all special or unusual items, including the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes. The Compensation Committee may also adjust performance goals or objectives, including to reflect the impact of unusual or non-recurring events affecting the Company and for changes in applicable tax laws and accounting principles.

Return of Awards; Repayment

The 2018 Plan provides that all awards, and all payments under awards, are subject to any policy that the Company adopts requiring the return or repayment of compensation and/or benefits, i.e., a claw-back or compensation recoupment policy,

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to the extent required by any such policy as in effect on the date that the award is granted, the date the option or stock appreciation right was exercised, the date of payment or the date the award became vested or earned, and the participant will be required to return any award (if not previously exercised or settled) and any payment previously made or proceeds received with respect to any award (if the award has vested or been settled) to the extent set forth in any such policy or as otherwise required by applicable law.

Amendment; Termination

The 2018 Plan may be amended or terminated at any time by the Board of Directors; provided that no amendment may adversely impair the rights of participants under outstanding awards. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our shareholders also must approve any amendment that materially increases the benefits accruing to participants under the 2018 Plan, materially increases the aggregate number of shares of Common Stock that may be issued under the 2018 Plan (other than adjustments to reflect stock dividends, stock splits and other changes in capitalization) or materially modifies the requirements as to eligibility for participation in the 2018 Plan. In addition, except in connection with adjustments to reflect stock dividends, stock splits and other changes in capitalization, the exercise price of an option, the purchase price of an award or the initial value of a stock appreciation right may not be reduced, and no action that would constitute a re-pricing of such awards may be taken, without the approval of shareholders.

The 2018 Plan provides that, unless terminated sooner by the Board or extended with shareholder approval, no awards may be made under the 2018 Plan after February 6, 2024.

Deferral of Awards

The Compensation Committee may permit a participant to defer, or if and to the extent specified in an award agreement require the participant to defer, receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to awards, the satisfaction of any requirements or goals with respect to awards, the lapse or waiver of the deferral period for awards, or the lapse or waiver of restrictions with respect to awards. If such deferral is permitted, the Compensation Committee will establish rules and procedures for making such deferral elections and for the payment of such deferrals which will be intended to conform in form and substance with applicable regulations promulgated under Section 409A of the Internal Revenue Code. There are no assurances, however, that a participant will not be subjected to tax penalties under Section 409A with respect to any awards or such deferrals.

No Employment or Service Rights

Awards do not confer upon any individual any right to continue in the employ or service of the Company or any affiliate or to remain a non-employee director of any board of the company or any affiliate.

U.S. Federal Income Tax Consequences

The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company at the time of the grant. A participant will have no taxable income upon exercise of an incentive stock option except that a participant must recognize income equal to the fair market value of the shares acquired minus the exercise price for alternative minimum tax purposes. Upon exercise of an option (other than an incentive stock option) or a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the shares and/or, in connection with a stock appreciation right, the amount of cash acquired minus the exercise price for a stock option or the initial value for a stock appreciation right. Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price, or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which holding period previously described is met) generally will result in only capital gain or loss. Other awards under the 2018 Plan, including stock awards, stock units and incentive awards, will generally result in ordinary income to the participant equal to the cash and/or the fair market value of the

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Proposal 2: Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan

shares received (minus the amount, if any, paid by the participant for such shares) at the time such cash or shares are received by the participant or, if later with respect to shares, the time that the substantial risk of forfeiture of such shares lapses.

Except as described below, the Company generally will be entitled to claim a tax deduction with respect to an award granted under the 2018 Plan when the participant recognizes ordinary income with respect to the award in an amount equal to the ordinary income that is recognized by the participant. The Company will not be entitled to claim any tax deduction of any amount recognized by a participant as capital gains.

The Company will be permitted to withhold with respect to the payment of any award granted under the 2018 Plan any required withholding taxes. Payment of withholding taxes may be made through one or more of the following means: payment by the grantee in cash (including personal check or wire transfer), or, with the approval of the Committee, by delivering shares previously owned by the grantee or by the withholding of shares acquired or to be acquired under the award.

Section 83(b) of the Internal Revenue Code.    A participant may elect under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant of a stock award or receipt of any shares subject to a substantial risk of forfeiture upon payment of an award on the fair market value of the shares at that time rather than to be taxed when the risk of forfeiture lapses on the stock, and the Company will have a deduction available at the same time and in the same amount as the participant recognized income. If a participant files an election under Section 83(b) and the participant subsequently forfeits the restricted shares, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the forfeited shares on which he or she previously paid tax. Except as discussed below, the Company generally will be entitled to a tax deduction at the time and equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant, Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Limitation on Deductions; Transition Rule.    The deduction for a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the chief executive officer, the chief financial officer or one of the three highest compensated officers for the year (other than the chief executive officer or chief financial officer) or was a “covered employee” for any preceding year beginning after December 31, 2016. For years beginning prior to January 1, 2018, the $1,000,000 limit did not apply to compensation payable solely because of the attainment of objective performance conditions that met the requirements set forth in Section 162(m) of the Code and the underlying regulations for qualified performance-based compensation. Compensation was considered qualified performance-based compensation only if (a) it was paid solely on the achievement of one or more objective performance conditions; (b) two or more “outside directors” set the performance conditions; (c) before payment, the material terms under which the compensation was to be paid, including the performance conditions, were disclosed to, and approved by, the shareholders; and (d) before payment, two or more “outside directors” certified in writing that the performance conditions had been met. Effective for years beginning on or after January 1, 2018, however, there is no exception for qualified performance-based compensation from Section 162(m) of the Code, although a transition rule applies in some circumstances for certain awards. Generally, compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not modified in any material respect thereafter may continue to qualify for the qualified performance-based exception previously in effect. The compensation is not considered paid pursuant to a written binding contract in effect on November 2, 2017 if the compensation can be reduced at the discretion of the Compensation Committee thereafter.

To the extent an award granted under the 2018 Plan is intended to qualify under the foregoing transition rule for the qualified performance-based exception previously in effect, then such award shall be (i) subject to such terms and conditions as are required for the award to continue to qualify under the transition rule for “qualified performance-based compensation” under Section 162(m) prior to January 1, 2018, as the Compensation Committee shall determine, (ii) the award will be administered by a sub-committee of the Compensation Committee which will be comprised of two or more members that qualify as “outside directors” under Section 162(m) prior to January 1, 2018, and (iii) none of the provisions of the 2018 Plan shall apply to such award to the extent such provisions would result in the award no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m).

The Board of Directors recommends that you vote FOR approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan.

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Proposal 3: Approval of the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan

The Board of Directors approved the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan (“2021 Stock Purchase Plan”) on February 13, 2020, subject to shareholder approval. If shareholders approve the 2021 Stock Purchase Plan, it will become operative on January 1, 2021. The 2021 Stock Purchase Plan is intended to encourage a sense of proprietorship on the part of the Company’s eligible employees or “teammates” by assisting them in making regular purchases of shares of Common Stock, thereby further aligning the interests of teammates and shareholders in the future growth and financial success of the Company.

The Company has maintained its current Teammate Stock Purchase Plan since 2017 (the “2017 Stock Purchase Plan”) and will continue to maintain it until December 31, 2020 (assuming shareholders approve the 2021 Stock Purchase Plan). No shares of Common Stock will be issued under the 2017 Stock Purchase Plan for pay periods ending after December 31, 2020. Of the 1,000,000 shares authorized under this Plan, 456,937 shares remain available for issuance.

Unlike the 2017 Stock Purchase Plan, the 2021 Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. Under the 2021 Stock Purchase Plan, eligible teammates of the Company and its subsidiaries may purchase Common Stock, subject to IRS and other limits set forth in the 2021 Stock Purchase Plan, during pre-specified offering periods at a discount established by the Company not to exceed 15% of fair market value. If the 2021 Stock Purchase Plan is approved by the Company’s shareholders, our executive officers will be eligible to participate in the plan on the same terms and conditions as all other participating teammates.

The material terms of the 2021 Stock Purchase Plan are summarized below. The summary is subject to and qualified in its entirety by reference to the full text of the 2021 Stock Purchase Plan, which is included as Appendix C to this proxy statement and incorporated herein by reference.

Summary of the Material Terms of the 2021 Stock Purchase Plan

Purpose.    The 2021 Stock Purchase Plan is designed to provide teammates of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The 2021 Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Accordingly, the provisions of the plan shall be construed and operated in a manner consistent with the requirements of Section 423 of the Internal Revenue Code and the regulations promulgated thereunder.

Administration.    The 2021 Stock Purchase Plan is administered by the Compensation Committee, which may delegate authority under the 2021 Stock Purchase Plan to one or more persons designated by the Compensation Committee, including members of management of the Company and/or members of the human resources function of the Company.

Shares Available Under the 2021 Stock Purchase Plan.    The maximum number of shares of our Common Stock available for purchase under the 2021 Stock Purchase Plan is 1,000,000, plus the number of shares of our Common Stock, if any, remaining available for purchase under the 2017 Stock Purchase Plan as of January 1, 2021. The Company has not yet issued any shares under the 2021 Stock Purchase Plan. As of March 6, 2020, the closing price of a share of Common Stock was $5.61.

Eligible Teammates.    Any eligible person who is employed by, and who is classified as an employee on the payroll records, of the Company or any of its designated subsidiaries on the first day of an offering period is eligible to participate in the 2021 Stock Purchase Plan, except that any teammate who owns 5% or more of the combined voting power or value of all of the issued and outstanding stock of the Company, after giving effect to the grant of an option to purchase shares under the 2021 Stock Purchase Plan, will not be eligible to participate. To be eligible, the teammate must not be customarily employed for 20 hours or less per week or for not more than five months per year and must have been employed for at least 30 days. As of March 6, 2020, the number of teammates who would be eligible to participate in the 2021 Stock Purchase Plan was approximately 6,248, which number represents all of the officers and teammates of the Company and designated subsidiaries.

Offering.    Under the 2021 Stock Purchase Plan, participants are offered, on the first day of the offering period, the option to purchase shares of Common Stock at a discount on the last day of the offering period. Unless a participant previously canceled his or her participation in the 2021 Stock Purchase Plan, the participant shall automatically purchase the number

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Proposal 3: Approval of the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan

of whole shares of Common Stock that his or her accumulated payroll deductions will buy at the purchase price stated below. No fractional shares will be purchased. Accordingly, the balance of a participant’s contributions that results from not purchasing fractional shares will be carried forward to the next offering period unless the participant elects to withdraw from the 2021 Stock Purchase Plan or the administrator determines that such surplus shall not be carried forward subject to compliance with the Company’s insider trading policy. A participant may cancel his or her payroll deduction authorization at any time prior to the last day of the offering period. A participant will be deemed to have withdrawn from the 2021 Stock Purchase Plan if he ceases to be eligible to participate.

Offering Period.    A decision on when to commence offering periods under the plan will be made if the 2021 Stock Purchase Plan is approved by the shareholders. Unless otherwise determined by the administrator, each offering period shall be for a period of six months and it is expected that the initial offering period will begin on January 1, 2021.

Compensation Limitations.    The 2021 Stock Purchase Plan limits the number of shares that a participant may purchase in a calendar year to the number of shares of Common Stock that has a fair market value (as of the date of grant of the option for the applicable offering period) equal to $25,000. Subject to the calendar year limits of $25,000, the participant may not contribute more than $400 per month (or such other amount not to exceed $1,000 per month, as established by the Compensation Committee). The administrator may also set a maximum aggregate number of shares or maximum aggregate fair market value of shares that may be purchased with respect to any offering period.

Discount.    The purchase price per share with respect to an offering period shall be 85% of the lesser of the fair market value of a share on the first day of the offering period or the last day of the offering period. For so long as the Common Stock is listed on the New York Stock Exchange or other established stock exchange, the fair market value of the common stock on any given date will be equal to the closing sale price of Common Stock on the exchange on which it is listed on the immediately preceding trading date.

Acquisition of Shares.    Any purchase of shares for a participant shall be effected at the end of each offering period. No participant has any rights as a shareholder until the issuance of the shares. No adjustments will be made for any dividends for which the record date is prior to the issuance of the shares. Notwithstanding any other provision of the 2021 Stock Purchase Plan, a participant may not purchase in any offering period more than that number of whole shares which equals the participant’s contributions to be credited to the plan as of the first day of the offering period divided by the fair market value of a share on such date.

Change in Capitalization or Other Corporate Event.    The number or kind of shares of Common Stock available for purchase under the 2021 Stock Purchase Plan, as well as the number or kind of shares covered by a purchase right under the 2021 Stock Purchase Plan that has not yet been exercised shall be equitably adjusted as necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share recombination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Common Stock.

Effect of a Change in Control.    Upon a future change in control of the Company, the administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any offering period then in progress such that the last day of the offering period is on or prior to the change in control, (ii) shortening an offering period then in progress and refunding each participant’s contributions, (iii) cancelling all outstanding share purchase rights and paying each holder thereof an amount equal to the difference between the per share fair market value on the change in control date and the purchase price as determined in accordance with the plan or (iv) granting a substitute right to purchase shares in the surviving entity in accordance with Section 424 of the Internal Revenue Code. “Change in control” under the 2021 Stock Purchase Plan has the same meaning as in the 2018 Plan.

Term of Plan.    The 2021 Stock Purchase Plan shall terminate on the earlier of (i) May 1, 2030, (ii) the termination of the plan by the administrator as discussed below or (iii) the date on which no more shares of Common Stock are available for issuance under the plan.

Non-Transferability.    No right or interest of a participant under the 2021 Stock Purchase Plan is transferable except for transfers by will or the laws of descent and distribution.

Amendment or Alteration.    The administrator may at any time amend, suspend, discontinue or terminate the 2021 Stock Purchase Plan; provided that if the plan is amended in a manner that is considered the adoption of a new plan pursuant to Section 423 of the Code, such amendment shall not be effective until approved by Company shareholders.

28            Owens & Minor, Inc.    ●    2020 Proxy Statement

Proposal 3: Approval of the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan

New Plan Benefits.    No purchases have been made at this time under the 2021 Stock Purchase Plan. Participation in the 2021 Stock Purchase Plan is voluntary and depends on each employee’s election to participate and his or her determination as to the level of contributions to the 2021 Stock Purchase Plan. Accordingly, it is not possible to determine the future benefits that will be received under the plan. Nor is it possible to determine the benefits that would have been received if the 2021 Stock Purchase Plan had been in effect in 2019. In this regard, note that the terms of the 2021 Stock Purchase Plan are not comparable to the 2017 Stock Purchase Plan.

Federal Income Tax Consequences

Generally, no income will be taxable to a participant at the time shares of Common Stock are purchased under the 2021 Stock Purchase Plan. Upon the sale or disposition of shares of Common Stock purchased under the 2021 Stock Purchase Plan, the participant will generally be liable for tax, and the amount of the tax will depend on the holding period of the shares. If the shares are sold or otherwise disposed of more than one year after the purchase date and more than two years after the first day of the applicable offering period, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition or death over the purchase price paid by the participant, or (ii) the excess of the fair market value of the shares on the first day of the applicable offering period over the purchase price paid by the participant. Any gain in excess of the amount of ordinary income recognized by the participant will generally be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of the one-year or two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company generally will not be entitled to a deduction with respect to shares of Common Stock purchased under the 2021 Stock Purchase Plan, unless the employee disposes of such shares prior to the expiration of the one-year or two-year holding periods described above or dies holding the shares. The Company generally will be entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition prior to the expiration of the holding periods described above or upon the participant’s death holding the shares. In all other cases, no deduction is allowed by the Company.

The Board of Directors recommends that you vote FOR approval of the Owens & Minor, Inc.

2021 Teammate Stock Purchase Plan.

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Proposal 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee (with confirmation of the Board) has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and has directed that management submit such appointment of KPMG LLP for ratification by the shareholders at the annual meeting. Representatives of KPMG LLP will be present at the annual meeting to answer questions and to make a statement, if they desire to do so.

Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Shareholder ratification of this appointment is not required by the Company’s Bylaws or otherwise. If shareholders fail to ratify the appointment, the Audit Committee will take such failure into consideration in future years. If shareholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company.

Prior to selecting KPMG LLP for fiscal 2020, the Audit Committee evaluated KPMG LLP’s performance with respect to fiscal 2019. In conducting this annual evaluation, the Audit Committee considered management’s assessment of KPMG LLP’s performance in areas such as (i) independence, (ii) the quality and the efficiency of the services provided, including audit planning and coordination, (iii) industry knowledge and (iv) the quality of communications, including KPMG LLP staff accessibility and keeping management apprised of issues. The Audit Committee also considered KPMG LLP’s tenure, the impact on the Company of changing auditors and the reasonableness of KPMG LLP’s billable rates. The Audit Committee is responsible for the audit fee negotiations associated with the retention of KPMG LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner every five years, the Audit Committee and its chairperson will continue to be directly involved in the selection of KPMG LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent external auditor is in the best interests of us and our shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December  31, 2020.

Fees Paid to Independent Registered Public Accounting Firm

For each of the years ended December 31, 2019 and 2018, KPMG LLP billed the Company the fees set forth below in connection with professional services rendered by that firm to the Company:

	Year 2019	Year 2018
Audit Fees	$4,449,000	$2,722,000
Audit-Related Fees	30,000	42,000
Tax Fees	835,000	446,000
All Other Fees	—	—
Total	$5,314,000	$3,210,000

Audit Fees.    These were fees for professional services performed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s filings on Forms 10-K and 10-Q, Sarbanes-Oxley compliance, and services normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    These were fees primarily for the annual audits of the Company’s employee benefit plan financial statements, internal control attestations in certain foreign jurisdictions and consultations by management related to financial accounting and reporting matters.

Tax Fees.    These were fees primarily for advice and consulting services related to the structuring of international operations, and the restructuring of business operations.

All Other Fees.    We had no other fees in 2019 and 2018 other than those described above.

30            Owens & Minor, Inc.    ●    2020 Proxy Statement

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has established policies and procedures for the pre-approval of audit services and permitted non-audit services in order to ensure the services do not impair the auditor’s independence. The Audit Committee will pre-approve on an annual basis the annual audit services engagement terms and fees and will also pre-approve certain audit-related services that may be performed by the independent auditors up to the pre-approved fee levels, as well as permissible tax planning and compliance services. The Audit Committee may delegate pre-approval authority to one or more of its members, but any pre-approval decision by such member or members must be presented to the full Audit Committee at its next scheduled meeting. All services provided by and fees paid to KPMG LLP in 2019 were pre-approved by the Audit Committee in accordance with the pre-approval policies, and there were no instances of waiver of approval requirements or guidelines during this period.

Report of the Audit Committee

The Audit Committee is composed of four directors, each of whom is independent under the enhanced independence standards for audit committees in the Exchange Act and the rules thereunder as incorporated into the listing standards of the NYSE and under the Company’s Corporate Governance Guidelines, and two of whom have been determined by the Board of Directors to be audit committee financial experts. The Audit Committee met nine times during 2019. The Audit Committee operates under a written charter adopted by the Board of Directors, which the Audit Committee reviews at least annually and revises as necessary to ensure compliance with current regulatory requirements and industry changes.

As its charter reflects, the Audit Committee has a broad array of duties and responsibilities. With respect to financial reporting and the financial reporting process, management, the Company’s independent registered public accounting firm and the Audit Committee have the following respective responsibilities:

Management is responsible for:

•	Establishing and maintaining the Company’s internal control over financial reporting;

•	Assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	Preparation, presentation and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm is responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	Expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•	Expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

•	Selecting the Company’s independent registered public accounting firm;

•	Overseeing and reviewing the financial statements and the accounting and financial reporting processes of the Company; and

•	Overseeing and reviewing management’s evaluation of the effectiveness of internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2019 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee has also received the written disclosures and communications from KPMG LLP required by the PCAOB regarding the independence of that firm and has discussed with KPMG LLP the firm’s independence from the Company.

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Proposal 4: Ratification of Independent Registered Public Accounting Firm

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

THE AUDIT COMMITTEE

Mark F. McGettrick, Chairman Eddie N. Moore, Jr. Michael C. Riordan Robert C. Sledd

32            Owens & Minor, Inc.    ●    2020 Proxy Statement

Stock Ownership Information

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company’s records and information provided by our directors, executive officers and beneficial owners of more than 5% of the Common Stock, we believe that all reports required to be filed by our directors and executive officers under Section 16(a) of the Exchange Act were filed on a timely basis during 2019, except that for Mr. Robert C. Sledd, director of the Company, a Form 4 was inadvertently filed late to report shares surrendered to the Company to satisfy tax withholding obligations in connection with the vesting of restricted stock and restricted stock forfeited upon termination of service as interim President & Chief Executive Officer.

Stock Ownership by Management and the Board of Directors

The following table shows, as of March 6, 2020 (except as set forth in footnote (3) below), the number of shares of Common Stock beneficially owned by each director and director nominee, the executive officers identified as our “NEOs” in the Summary Compensation Table in this Proxy Statement and all current directors and executive officers of the Company as a group.

Name of Beneficial Owner	Sole Voting and Investment Power(1)	Other(2)	Aggregate Percentage Owned
Mark A. Beck	23,035	—	*
Gwendolyn M. Bingham	3,513	—	*
Robert J. Henkel	17,694	—	*
Mark F. McGettrick	81,145	—	*
Eddie N. Moore, Jr.	73,442	—	*
Michael C. Riordan	7,367	—	*
Robert C. Sledd	142,748	—	*
Edward A. Pesicka	428,266	—	*
Christopher M. Lowery	111,316	—	*
Nicholas J. Pace	120,465	—	*
All Executive Officers and Directors as a group (16 persons)	1,352,443	—	2.15%

*	Represents less than 1% of the total number of shares outstanding.

(1)	No officer or director of the Company has the right to acquire any shares through the exercise of stock options within 60 days following March 6, 2020.

(2)

Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; and (c) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

Stock Ownership by Certain Shareholders

The following table shows, as of March 6, 2020, any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage Owned
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	10,009,553	(1)	15.88%
Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	5,292,151	(2)	8.39%
JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179	5,216,517	(3)	8.27%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, TX 78746	5,047,004	(4)	8.00%

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Stock Ownership Information

(1)	Based upon a Schedule 13G report or amendment filed by BlackRock Inc. with the SEC on February 4, 2020.

(2)	Based upon a Schedule 13G report or amendment filed by Vanguard Group, Inc. with the SEC on February 12, 2020.

(3)	Based upon a Schedule 13G report or amendment filed by JPMorgan Chase & Co. with the SEC on January 27, 2020.

(4)	Based upon a Schedule 13G report or amendment filed by Dimensional Fund Advisors LP with the SEC on February 12, 2020.

Equity Compensation Plan Information

The following table shows, as of December 31, 2019, information with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(2)	945,434	—	1,278,590
Equity compensation plans not approved by shareholders(3)	—	—	—
Total	945,434	—	1,278,590

(1)	There are no outstanding options, warrants or rights as of December 31, 2019. The total in column (a) above relate to performance shares.

(2)

These equity compensation plans are the 2018 Stock Incentive Plan adopted and approved by shareholders on May 8, 2018 (as amended May 10, 2019), the 2015 Stock Incentive Plan and the 2005 Stock Incentive Plan. No additional awards may be made under the 2005 Stock Incentive Plan or the 2015 Stock Incentive Plan.

(3)	The Company does not have any equity compensation plans that have not been approved by shareholders.

34            Owens & Minor, Inc.    ●    2020 Proxy Statement

Executive Compensation

The Company is both an accelerated filer and a smaller reporting company under the rules promulgated by the SEC, and is providing disclosure regarding executive officer compensation pursuant to the rules applicable to smaller reporting companies. Therefore, the Executive Compensation Overview below is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

Summary Compensation Table

The following table summarizes for the years ended December 31, 2019 and 2018 as applicable, the total compensation of our named executive officers (“NEOs”) — our current President & Chief Executive Officer, our two other most highly compensated executive officers as of December 31, 2019, and our former interim President & Chief Executive Officer.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Edward A. Pesicka(4) President & Chief Executive Officer	2019	$718,385	$—	$4,000,004	—	$760,000	—	$92,100	$5,570,489
Christopher Lowery President, Global Products	2019	$565,323	$—	$700,006	—	$539,028	—	$32,763	$1,837,120
	2018	535,192	250,000	2,700,040	—	82,500	—	88,939	3,656,671

Nicholas J. Pace Executive Vice President, General Counsel & Corporate Secretary	2019	$484,492	$—	$700,006	—	$368,068	—	$27,952	$1,580,518
	2018	470,000	—	1,050,020		150,800		75,128	1,745,948

Robert C. Sledd(4) Former President & Chief Executive Officer	2019	$183,462	$—	$—	—	$150,000	—	$17,816	$351,278
	2018	114,231	—	2,000,007	—	—		3,389	2,117,627

(1)

The amounts included in column (e) are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, and column (e) includes awards subject to performance conditions. Of the total awards reflected in column (e) for 2019, the amount specified below for each officer represents awards subject to performance and market conditions, which are valued at the grant date based on probable achievement at target levels:

Mr. Pesicka, $2,000,002; Mr. Lowery, $350,003; Mr. Pace, $350,003.

The grant date value of the above performance-based awards for 2019 would equal the following for each officer assuming achievement of the highest level of performance conditions:

Mr. Pesicka, $4,000,004; Mr. Lowery, $700,006; Mr. Pace, $700,006.

Assumptions used in the calculation of the stock awards included in column (e) are included in note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference. The actual value an NEO may receive for stock awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.

(2)

The amounts included in column (g) reflect cash awards to the NEOs under the Company’s performance-based annual incentive programs for 2019 and 2018. Amounts for Mr. Pesicka and Mr. Sledd for 2019 are pro-rated based on time in position.

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Executive Compensation

(3)	For 2019, the amounts included in column (i) consist of the following benefits or Company contributions attributable to the following:

	Car Lease or Allowance(a)	Tax Planning/ Return Preparation	Dividends on Restricted Stock Awards	Life Insurance Premiums	Deferred Compensation Plan and 401(k) Plan Company Match	Annual Physical/ Medical Access	Other(b)	Total
Edward A. Pesicka	$8,000	$15,000	$—	$983	$11,200	$1,050	$55,867	$92,100
Christopher Lowery	7,200	770	361	2,322	9,569	—	12,541	32,763
Nicholas J. Pace	7,200	3,500	372	780	11,200	2,100	2,800	27,952
Robert C. Sledd	2,000	—	—	1,048	2,977	—	11,791	17,816

(a)

On November 1, 2019, the Company ceased providing car allowance to its executive officers and rolled the annual car allowance amount ($12,000 for Mr. Pesicka, $9,600 for Messrs. Lowery and Pace) into the executive’s base salary. The effect was to change salaries as follows: Mr. Pesicka from $900,000 to $912,000, Mr. Lowery $570,000 to $579,600 and Mr. Pace $488,800 to $498,400.

(b)

Mr. Pesicka’s Other Compensation is comprised of $1,000 for Company HSA match and $54,867 related to reimbursed moving expenses. Mr. Sledd’s Other Compensation is related to accrued dividends paid when his restricted stock vested in March 2019.

(4)

Mr. Pesicka was named President & Chief Executive Officer of the Company on March 7, 2019. Mr. Sledd, Chairman of the Board of Directors, served as our interim President & Chief Executive Officer until March 6, 2019. Mr. Sledd received an award of 219,781 shares of restricted stock upon assuming the role of interim President & Chief Executive Officer with a grant date fair value of $2,000,007. One-half of those shares vested and one-half were forfeited per the terms of the underlying award agreement upon Mr. Sledd’s no longer serving as interim President & Chief Executive Officer.

Executive Compensation Overview

This Executive Compensation Overview describes our executive compensation philosophy and programs, elements of executive compensation, the role of our Compensation & Benefits Committee and its independent consultant, and the compensation awards as a result of the Company’s performance in 2019 as they relate to our continuing NEOs — Messrs. Pesicka, Lowery and Pace. Mr. Sledd, who currently serves as our Chairman of the Board, served as interim President & Chief Executive Officer until March 6, 2019 and therefore references to NEOs below do not include Mr. Sledd.

Review of 2019 Company Performance & Significant Accomplishments

2019 was a year of considerable change and improvement for the Company. The Company strengthened its leadership by naming Edward A. Pesicka as President & Chief Executive Officer in March 2019 and added new leaders in the roles of Chief Financial Officer, Chief Operating Officer and Chief Commercial Officer during 2019. This new leadership team drove significant financial and operational improvements at the Company in the last 10 months of 2019, including:

•	Attained adjusted operating income of $153 million for 2019.

•	The Company’s adjusted operating income and adjusted net income per share improved sequentially in every quarter throughout 2019.

•	Year-over-year adjusted operating income and adjusted net income per share improved for both the fourth quarter and second half of 2019.

•	The Company generated operating cash flow of $166 million in 2019 and reduced debt for the second through fourth quarter of 2019 in the amount $176 million.

•	Achieved adjusted return on invested capital (“ROIC”) of 5.7%.

•	The Company made significant operational improvements in safety, teammate retention and customer service, returning service levels to historical highs and industry leading levels.

•	Changed the Company culture to increase the level of intensity and accountability with a complete focus around serving our customers and driving productivity.

•

Adopted a new Company Mission — Empowering our Customers to Advance Healthcare — to signify our role in the healthcare industry of providing the products and services to our customers empowering them to care for patients.

•	Adopted new Company Values — Integrity, Development, Excellence, Accountability and Listening to support the culture change.

36            Owens & Minor, Inc.    ●    2020 Proxy Statement

Executive Compensation

Review of 2019 Compensation Executive Summary & Review of Key Decisions

The Compensation Committee took the following noteworthy actions in 2019:

•

In February 2019 structured our annual cash incentive plan to be heavily weighted on financial performance for our NEOs, including our President & Chief Executive Officer whose 2019 cash incentive compensation was determined solely by the Company’s financial performance, against its ROIC metric;

•

Chose ROIC, a ratio that measures the efficient management of the balance sheet and the performance of invested capital, as the financial metric for Company performance for 2019 annual incentives. The Compensation Committee believes that ROIC performance is directly linked to the creation of shareholder value, is a critical financial ratio for the Company in light of its debt-level and an important metric to the Company’s shareholders and debtholders;

•

In March 2019, granted long-term incentive awards comprised of restricted stock that vests over three years and performance shares that are earned, if at all, based on the Company’s ROIC performance over the two year period 2019-2020 and then subject to a one-year time based vesting period.

•	In April 2019, gave annual salary increases to Messrs. Lowery and Pace of 3.6% and 4.0%, respectively.

•

Upon naming Edward A. Pesicka as our President & Chief Executive Officer in March 2019, in consultation with its independent consulting firm, the Compensation Committee approved a compensation package for Mr. Pesicka consisting of base salary, annual cash incentives, long-term incentive equity awards and other benefits consistent with our compensation philosophy and market practices and customary for an executive with Mr. Pesicka’s experience, skills and past results;

•

Following the end of 2019, the Compensation Committee determined that the actual total Company adjusted ROIC was 5.7% which equated to 80% performance against its ROIC goal resulting in payment of an annual cash incentive to our Chief Executive Officer of 80% of his annual cash incentive target; and

•

Following the end of 2019, the Compensation Committee determined that Mr. Lowery had earned an annual cash incentive payment equal to 124% of target based on the blended results of the Company’s ROIC performance and outperformance of the Company’s Global Products Business Unit against its adjusted operating income goal and that Mr. Pace had earned an annual cash incentive payment equal to 106% of target based on the blended results of the Company’s ROIC performance and Mr. Pace’s performance against individual management business objectives (MBOs).

Our Executive Compensation Philosophy

The fundamental principle underlying our executive compensation program is pay for sustained performance, profitable growth and achievement of results. We reward Company and individual performance within a framework that allows us to attract, retain and motivate our executives. We designed our executive compensation programs to create the appropriate balance between short- and long-term incentives and between fixed and at-risk incentive compensation, to weigh cost against expected benefit and to align with the creation of shareholder value while providing market-competitive compensation packages that promote executive retention. These components include:

•	Reasonable but market-competitive base salaries to attract and retain executives;

•	Annual cash incentives to drive critical business goals for each year;

•	Restricted stock and performance share awards to retain management and focus executives on longer-term financial performance and execution of our operational and strategic plans; and

•	Retirement, severance and other benefits to attract executive talent and encourage retention.

We believe the actions taken by the Compensation Committee in 2019 and outcomes of the 2019 incentive programs were in-line with the Company’s compensation philosophy. Further, we believe the 2019 pay results illustrate and emphasize the strong link between actual pay realized by our NEOs and the results of our Company. For example, in areas where performance exceeded target — Global Products Business Unit adjusted operating income and certain individual MBOs — we paid cash incentive payments in excess of 100% of target. And where performance fell short of target — total Company ROIC — we paid cash incentive payments at only 80% of target.

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Executive Compensation

Our Executive Compensation Governance Practices

We design our compensation programs and practices to align with our compensation philosophy, meet compensation best practice standards and to drive performance that creates long-term shareholder value.

WHAT WE DO

Pay for Performance.    We link pay to performance and a significant portion of our executives’ potential total annual compensation, both cash and equity, is incentive-based on the achievement of objective, simple and transparent financial measures designed to enhance short-term and long-term performance.

Performance-Based Equity Awards. At least half of our annual equity award grants are performance shares with multi-year performance requirements and an additional year of vesting on earned shares.

Share Ownership Guidelines.    We have established stock ownership guidelines for our officers, and all of our NEOs meet or exceed the established ownership guidelines (new NEOs have five years from the date of hire or promotion to meet the guidelines).

Limited Perquisites. We tie perquisites to a legitimate business purpose and limit the value provided to executive officers.

Double-Triggered Change in Control Provisions.    Equity vesting and severance payments and benefits based on a change in control are “double-trigger” and require termination of employment following the change in control.

Recoupment Policy. We maintain a recoupment policy to recover from our executives compensation paid under circumstances involving restatement of our financial statements due to misconduct.

Risk Mitigation.    We seek to mitigate risks associated with compensation by establishing caps on incentive compensation, multiple performance targets for earning incentive compensation and ongoing processes to identify and manage risk.

Independent Compensation Consulting Firm.    The Compensation Committee receives advice about its compensation programs and practices from an independent consulting firm that provides no other services to the Company, and the Company is not aware of any conflicts of interest with respect to its work.

WHAT WE DON’T DO

No Employment Agreements. We do not have employment agreements with our executive officers.

No Hedging. We prohibit our executive officers and directors from hedging against the economic ownership of Company stock.

No Pledging. We prohibit our executive officers from pledging Company stock.

No Re-pricing of Equity Awards. Our stock plans do not permit the re-pricing of equity awards without shareholder approval.

No Tax Gross-Ups. We do not provide excise tax gross-ups on change in control severance payments and benefits.

Our Process for Setting 2019 Executive Compensation

Role of the Compensation Committee.    The Compensation Committee establishes, approves and administers the Company’s executive compensation programs. The Compensation Committee solicits the views of its independent consultant and senior management on incentive compensation and plan design. In addition, the Compensation Committee sets performance goals and evaluates the performance of our Chief Executive Officer on an annual basis jointly with our Governance & Nominating Committee. Our Chief Executive Officer recommends to the Committee for its approval the compensation levels, performance goals and performance evaluations of our other executive officers. Our Chief Executive Officer does not make recommendations to the Compensation Committee with respect to his compensation and does not participate in Committee meetings when the Committee reviews his compensation.

Role of the Independent Compensation Consultant.    The Compensation Committee has the authority under its charter to retain independent consultants to assist it in making decisions. The Compensation Committee engaged Semler Brossy in 2019 as its independent consultant to, among other things, (1) provide guidance and advice in our search for new executive officers, including Mr. Pesicka, and the compensation package offered to those new leaders; (2) analyze competitive levels of each element of compensation and total compensation for each of the executive officers relative to our peer group and

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industry trends; (3) provide information regarding executive compensation trends and regulatory changes and developments; and (4) provide input on annual and long-term incentive design. The Compensation Committee has analyzed whether the work of Semler Brossy has raised any conflict of interest and has concluded that the work of our advisor, including the individuals employed by our advisor who provide consulting services to the committee, has not created any conflict of interest. The Compensation Committee also considered and confirmed the independence of legal advisors retained by the Compensation Committee during 2019.

Factors We Use to Determine Executive Compensation.    The Compensation Committee considered a variety of factors in making decisions regarding compensation targets for our NEOs in 2019, including:

Performance-Based Compensation.    We base a significant portion of compensation on the achievement of objective financial measures in order to create a strong link between pay and performance. We have no specific policies on the percentage of total compensation that should be “performance-based,” but consider this relationship in determining the overall balance and reasonableness of the executives’ total direct compensation packages. In 2019, our President & Chief Executive Officer’s total target compensation was 52% performance-based and 48% fixed, and our other NEOs’ total target compensation was 46% performance-based and 54% fixed.

Short-Term vs. Long-Term Compensation.    Because the successful operation of our business requires a long-term approach, one element of our executive compensation program is long-term incentive compensation. We considered the relationship of short-term to long-term compensation in determining the overall balance and reasonableness of our executives’ total direct compensation packages. We believe that short-term compensation is necessary in conjunction with long-term compensation to provide remuneration for performance of the short-term goals or milestones that ultimately lead to achievement of our long-term objectives and strategic initiatives. In 2019, our President & Chief Executive Officer’s total target compensation was 66% long-term and 34% short-term compensation and our other NEOs’ total target compensation was 44% long-term and 56% short-term.

Cash vs. Non-Cash Compensation.    We consider both the cost and the motivational value of the various components of compensation. We consider the relationship of cash to equity compensation in determining the overall balance of the executives’ total direct compensation packages and the alignment that equity compensation can have with the creation of shareholder value. In 2019, our President & Chief Executive Officer’s total cash and non-cash compensation components were 34% and 66% of total target compensation, respectively and our other NEOs’ total cash and non-cash components were 44% and 56% of total target compensation, respectively.

Taking into account the above factors, our Chief Executive Officer and other NEOs had the following proportionate mix of performance-based opportunities, short vs. long-term compensation and cash vs. non-cash compensation target opportunities in 2019:

We believe our proportionate mix of compensation opportunities is appropriate in that we provide a greater relative percentage of incentive-based compensation tied to financial performance and long-term compensation to the CEO versus other NEOs because the CEO is in a position to more directly impact financial results and creation of long-term shareholder value.

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Executive Compensation

Peer Group Comparisons.    Each year, we evaluate our compensation levels and programs through comparisons to available information for a group of peer companies selected by the Compensation Committee based in part on recommendations from and analyses prepared by the Compensation Committee’s independent consultant. This evaluation helps us to assess whether our level and mix of executive pay is competitive and reasonable when compared to certain industry standards.

In general, we select peer companies after consideration of one or more of the following factors:

•	Quantitative Factors: revenue, net income, total assets, and/or market capitalization

•	Qualitative Factors: business model (health care services and products, health care distribution and companies from other distribution industries) and geographic scale

The Compensation Committee periodically reviews the peer group to ensure it remains appropriate and relevant as a market reference and modifies the peer group as necessary to reflect changes at the Company, among the peers or within the industry. The peer companies we used in 2019 were:

2019 Peer Companies
Owens & Minor, Inc.	Medical Products & Distribution	$9.953b (2018 Revenue)

Peer Company Name	Business/GICS Sub-Industry	2018 Revenues
Anixter International	Technology Distributors	$8.669b
C.H. Robinson Worldwide, Inc.	Air freight logistics	$16.090b
DENTSPLY SIRONA, Inc.	Health Care Suppliers	$3.944b
Genuine Parts Company	Distributors	$18.998b
Henry Schein, Inc.	Health Care Distributors	$13.421b
Hill Rom Holdings, Inc.	Health Care Equipment	$2.884b
Patterson Companies, Inc.	Health Care Distributors	$5.567b
Premier, Inc.	Health Care Services	$1.218b
ResMed, Inc.	Health Care Equipment	$2.607b
STERIS Plc	Health Care Equipment	$2.840b
Synnex Corp.	Technology Distributors	$23.006b
The Cooper Companies, Inc.	Health Care Supplies	$2.613b
United Natural Foods, Inc.	Food Distributors	$17.572b
Univar Solutions, Inc.	Trading Companies and Distributors	$8.847b
WestRock Co.	Paper Packaging	$17.874b

Tally Sheets.    To review total compensation levels for executive officers, the Compensation Committee reviews tally sheets that quantify each element of direct compensation provided to individual executives and the portion of the executive’s total compensation represented by each element of compensation. This annual review of tally sheets also includes information on the value of executives’ outstanding equity awards, as well as an evaluation of the payments and benefits that would be paid to executive officers in the event of termination of employment, including retirement or following a change in control of the Company. This approach reflects our view that Company performance, executive performance and the executive’s contribution to the Company’s performance should be the basis of the executives’ compensation.

Total Program Cost.    We consider the cost (including aggregate share usage and dilution) of the various components of our compensation program in evaluating the overall balance and reasonableness of our executives’ total direct compensation packages.

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Risk Considerations.    In setting executive compensation, the Compensation Committee structures the various components of our program to promote the achievement of our business goals without encouraging the taking of unnecessary risks. We believe that several elements of our program mitigate risks associated with performance-based compensation, including the following:

•

Limits on Incentive Compensation.    We cap our annual incentive program awards at 200% of the executive’s target award to protect against excessive short-term incentives, and the Compensation Committee has discretion to reduce awards based on factors it deems appropriate, including whether officers took unnecessary risks.

•

Performance Metrics.    We use financial performance metrics for our annual incentive program that emphasizes profitable and disciplined growth and requires responsible and risk-based decision-making by our executives. We also often also use operational metrics and specific MBOs to reward executives for appropriate decision-making and accomplishment of non-financial goals.

•

Performance Shares/Long-Term Equity Awards.    At least half of an executive’s annual equity compensation consists of performance shares with a two-year performance cycle and an additional year of service-based vesting, which focuses management on sustaining the Company’s longer-term performance. The other portion of an executive’s annual equity compensation consists of restricted stock awards that vest over a period of three years and, accordingly, further encourages a focus on long-term performance.

•	Share Ownership Guidelines. Our share ownership guidelines ensure that our executives have a substantial stake tied to long-term holdings in Owens & Minor stock.

•

Recoupment Policy.    Performance-based cash and equity compensation to our executive officers is subject to recoupment under circumstances involving misconduct that results in a restatement of our financial statements.

In 2019, our executive compensation structure consisted of three primary components, base salary, annual incentives and long-term incentives. Within the long-term incentive component, we utilized a balanced portfolio of time-based restricted stock that vests over three-years and performance based stock awards.

Elements of 2019 Compensation

The following table summarizes the key elements of our 2019 executive compensation program:

Element	Key Characteristics	Purpose
Base Salary	Fixed cash	Provides a fixed amount of cash compensation to allow us to recruit and retain key talent
Annual Incentives	Cash awarded annually for performance against Company financial and individual performance objectives	To motivate executive officers’ performance in achieving our current-year business goals

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Element	Key Characteristics	Purpose
Long-Term Incentives

Performance shares and restricted stock

•  Executive earn shares if the Company meets certain operational, financial or shareholder return metrics as selected by the Compensation Committee. We measure performance over a 2-year period and, if earned, shares vest at the end of 3 years from date of award.

•  Restricted stock vests over three years from date of grant

Rewards performance that enhances shareholder value through the use of equity-based awards that link compensation to the value of our Common Stock and the achievement of multi-year performance goals, including relative shareholder return; strengthens the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management
Retirement Savings & Deferred Compensation Plan	Executives may participate in the Company’s 401(k) plan and may defer salary and cash bonuses into a plan that provides for investment options similar to the Company’s 401(k) plan.	Provides a tax efficient opportunity to save for retirement and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent
Post-Termination Compensation	We maintain an executive severance plan that provides for severance in the event of not-for-cause termination. Additionally, executives are parties to change in control agreements that provide “double-trigger” severance benefits in the case of a qualifying change in control.	Provides security for the future needs of the executives and their families

In 2019, our President & Chief Executive Officer and other NEOs had the following compensation target opportunities mix:

CEO Total Opportunity Mix

Other NEOs Total Compensation Mix

A number of key 2019 compensation-related decisions resulted from our achievements as described in this overview. The following section describes actual compensation received by our NEOs in 2019 and the rationale for the Compensation Committee’s decisions.

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2019 Base Salaries

Our executive officers are employed on an “at will” basis and do not have employment agreements. We review base salaries annually or in the connection with promotion. The Compensation Committee generally considers the following factors when making base salary decisions: (1) individual attributes of each NEO (such as responsibilities, skills, leadership and experience), (2) individual and overall Company performance levels, (3) the officer’s expected future contributions to the Company, and (4) overall market-competitiveness of the officer’s base salary. In April 2019, taking into account the foregoing factors, the Compensation Committee adjusted Messrs. Lowery and Pace base salaries by 3.6% and 4.0%, respectively. Additionally, the Company ceased the car allowance program for executives and added the amounts to base salaries effective November 2019. The base salaries were adjusted for Messrs. Pesicka, Lowery and Pace by 1.33%, 1.68% and 1.96%, respectively. Base salaries for our NEOs were:

NEO	2018 Base Salary	2019 Base Salary
Edward A. Pesicka, President & Chief Executive Officer	N/A	$912,000
Christopher Lowery, President Global Products	$550,000	$579,600
Nicholas J. Pace, EVP, General Counsel & Corporate Secretary	$470,000	$498,400

Annual Performance-Based Cash Incentives

We provide annual performance-based cash incentive opportunities to executive officers to motivate their performance in achieving our current-year business and financial goals. Each year the Board approves an annual operating plan that includes financial, strategic and other goals for the Company and we base annual incentive goals for the executive officers on the approved annual operating plan. The goals can include both Company performance and individual management business objective (MBOs) specific to each executive. Our annual cash incentive program has a threshold level that must be attained to receive any cash incentive payout, a target level of performance, which, if attained, would result in a 100% cash incentive payout, and a maximum level of 200% of target for any cash incentive award.

For 2019, the Compensation Committee selected total Company ROIC as the metric on which Company performance would be measured and, as further discussed below, the metric on which our NEOs 2019 annual incentive compensation would be primarily based. The Compensation Committee selected ROIC as the primary performance metric because:

•	ROIC measures both adjusted net operating income performance and management’s use of invested capital,

•	the metric captures management’s ability to create value through better balance sheet management,

•	the metric measures value creation, over time, as the excess return on invested capital over the cost of capital generates value for shareholders; and

•	a significant portion of our shareholder base, analysts and debtholders believe that ROIC is an important metric of our performance.

The Compensation Committee selected the following metrics and bonus targets for the NEOs 2019 annual cash incentive plan:

NEO	2019 Cash Incentive	2019 Cash Incentive Target	2019 Cash Incentive as a Percentage of Base Salary
Edward A. Pesicka, President & Chief Executive Officer	100% Total Company ROIC	$1,140,000	125%
Christopher Lowery, President Global Products	Blend of Total Company ROIC (40%) and Global Products Business Unit Adjusted Operating Income (60%)	$434,700	75%
Nicholas J. Pace, EVP, General Counsel & Corporate Secretary	Blend of Total Company ROIC (70%) and Individual MBOs (30%)	$348,880	70%

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Executive Compensation

The Compensation Committee chose to base Mr. Pesicka’s 2019 annual cash incentive opportunity entirely on Company ROIC performance and have more of his total compensation performance based because, as Chief Executive Officer, he is in the position to most directly impact the Company’s financial results and allocation of invested capital. The Compensation Committee chose to base Mr. Lowery’s 2019 annual cash incentive opportunity on a blend of total Company ROIC and the Company’s Global Products Business Unit adjusted operating income performance because, as President of the Global Products business unit, Mr. Lowery is in a position to affect the business unit’s financial performance. The Compensation Committee based Mr. Pace’s 2019 annual cash incentive opportunity on a blend of total Company ROIC performance and individual MBOs related to his duties as General Counsel and Corporate Secretary. Mr. Pace’s MBOs included certain non-financial goals that were more project based and subjective in nature related to his duties and span of control within the Company as General Counsel and Corporate Secretary.

In early 2020, the Compensation Committee determined Company and NEO performance against their respective annual cash incentive metrics to determine annual cash incentive payments as follows:

NEO	2019 Performance	Actual 2019 Cash Incentive		2019 Cash Incentive as a Percentage of Target
Edward A. Pesicka President & Chief Executive Officer	Total Company ROIC was 5.7% achieving 80% performance	$760,000	(1)	80%
Christopher Lowery President Global Products	40% - Total Company ROIC equaled 5.7% achieving 80% performance 60% - Global Products Business Unit achieved 100% of its Adjusted Operating Income Goal Total Performance of 124%	$539,028		124%
Nicholas J. Pace EVP General Counsel & Corporate Secretary	70% - Total Company ROIC was 5.7% achieving 80% performance 30% - Performance against MBOs of 165% Total Performance of 106%	$368,068		106%

(1)	Prorated for 10 months of service in 2019.

In evaluating Mr. Pace’s 2019 performance, the Committee determined that Mr. Pace had out-performed his MBOs which included 1) implementing a global contracting process; 2) enhancing the Company’s global compliance program to address its changing business and geographic scale; 3) successfully re-registering the Company’s products globally following the purchase of the Halyard S&IP business; 4) protecting the Company through enforcement of its contractual and other rights; and 5) leading the legal work on the Company’s credit agreement amendments and pending sale of its Movianto business.

While 2019 cash incentive plan metrics were based completely on financial performance for Mr. Pesicka, the Committee determined that Mr. Pesicka had also performed successfully in other areas that directly benefitted the Company, including driving significant operational improvements, building a talented leadership team and successfully changing the corporate culture to be more customer-focused. This successful performance did not impact Mr. Pesicka’s cash incentive payment for 2019 but was acknowledged by the Committee.

Long-Term Incentives

Our Equity Granting Practices

Our 2018 Stock Incentive Plan, as amended, permits us to award grants of non-qualified stock options, incentive stock options, stock awards, performance share awards, stock units and stock appreciation rights. Except in instances of initial executive hiring, promotions, retention concerns and similar circumstances, we grant equity awards to executive officers one-time each year. The Compensation Committee’s decision to grant equity-based awards is discretionary and based upon the executive’s position, performance, expected future performance and span of control. We strive to maintain an appropriate balance between the aggregate number of shares used for equity grants (relative to the competitive landscape) and shareholder interests.

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We generally make annual equity award grants to executive management in two forms: (1) time-based vesting restricted stock that generally vests over a three-year period during which the officer is continuously employed by the Company; and (2) performance-based awards that are earned based on achievement of designated performance metrics over a two-year period followed by a one-year holding period during which the officer must remain in the Company’s employ. We believe that the mix between these vehicles helps provide a balance between linking compensation to the achievement of multi-year performance goals and strengthening the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management. We base grant values on the closing price of the stock on the date of grant.

Our 2019 Awards

The Company granted 2019 performance share awards in March 2019 that can be earned in amount ranging from 0% to 200% of the awarded number of shares based on the Company’s average ROIC for the two-year period January 1, 2019 through December 31, 2020. The Compensation Committee will determine if any shares have been earned following completion of 2020 and calculation of the Company’s two-year average ROIC. Any earned shares would then be subject to an additional one-year vesting period through the end of 2021.

The Compensation Committee chose ROIC as the performance metric for the 2019 performance shares for the reasons discussed above. The 2019 awards also provide that the number of performance shares earned, if any, will be further adjusted upward or downward depending on the Company’s relative total shareholder return (TSR) for the period 2019 and 2020 versus those companies in the SPDR S&P Health Care Services Exchange Traded Fund and SPDR S&P Health Care Equipment Exchange Traded Fund. The Compensation Committee selected relative TSR as a performance share modifier because:

•	shareholders have various investment choices in the healthcare industry and relative TSR measures the return to the Company’s shareholders versus those other investment choices; and

•

the Company’s shareholder return had lagged its peers and the broader market in recent years and the Compensation Committee felt it was appropriate to provide an incentive for management to outperform its peers and healthcare indices.

We use a broader set of indices to measure relative TSR given that we believe no peer company’s business is highly correlated to the Company’s business due to the diversified nature of the Company’s business and the limited number of publicly traded medical and surgical supply manufacturers and distributors.

Based on the foregoing considerations, in 2019 the Compensation Committee granted to the NEOs the long-term incentive awards in the table below.

2019 Long-Term Incentive Awards(1)

Name	($) Restricted Stock	No. of Shares of Restricted Stock	($) Performance Shares	No. of Shares of Performance Shares	Total
Edward A. Pesicka, President & Chief Executive Officer	$2,000,002	428,266	$2,000,002	428,266	$4,000,004
Christopher Lowery, President Global Products	350,003	61,512	350,003	61,512	700,006
Nicholas J. Pace, EVP, General Counsel & Corporate Secretary	350,003	61,512	350,003	61,512	700,006

(1)

The amounts shown are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 and, in the case of performance shares, are based on probable achievement at target levels.

Prior Year Awards

We granted performance-based shares at the beginning of 2018 that were subject to performance during the two-year period 2018 and 2019. The Compensation Committee determined that the financial goals (adjusted operating income) underlying those shares were not met and the shares were not earned. As a result, the performance-based shares issued in 2018 failed to vest and all such shares have been forfeited.

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Executive Compensation

We also made a special grant of performance-based shares (transformation incentive award) at the beginning of 2017 and subject to performance during the three-year period 2017, 2018 and 2019. The Compensation Committee determined that the financial goal (adjusted net income per share) underlying those shares was not met and the shares were not earned. As a result, the transformational incentive award performance-based shares issued in 2017 failed to vest and all such shares have been forfeited.

Common Stock Ownership Guidelines

We have established Common Stock ownership guidelines for our executive officers that are expected to be achieved and maintained. Under these guidelines, officers have approximately five years to reach the full target ownership amount with interim targets to meet each year. As of December 31, 2019, each NEO had achieved his applicable target ownership level (have five years from the date of hire or promotion, as applicable, to meet the guidelines and currently are on track to do so). Because of the historical success of these guidelines in maintaining meaningful stock ownership levels among management, the Company has not imposed any further stock retention requirements on its executive officers in connection with stock option exercises or vesting of restricted stock.

The ownership guidelines are as follows:

Officer	Value of Common Stock
Chief Executive Officer	6.0 x Base Salary
Executive Vice Presidents	2.0 x Base Salary
Senior Vice Presidents	1.5 x Base Salary

The Chief Executive Officer’s higher ownership target reflects the larger portion of his total compensation represented by long-term incentive award value. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the teammate stock purchase plan, and restricted stock holdings (but excluding any stock options).

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Outstanding Equity Awards at Fiscal Year-End Table

The following table shows awards granted to the NEOs during the year ended December 31, 2019.

	Option Awards					Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Edward A. Pesicka, President & CEO	—	—	—	—	—	428,266	$2,214,135	428,266	$2,214,135
Total	—	—	—	—	—	428,266	2,214,135	428,266	2,214,135
Christopher Lowery, President Global Products	—	—	—	—	—	61,512	$318,017	61,512	$318,017
	—	—	—	—	—	22,013	113,807	22,013	113,807
	—	—	—	—	—	26,110	134,989	30,941	159,965
								30,941	159,965
Total	—	—	—	—	—	109,635	566,813	145,407	751,754
Nicholas J. Pace, EVP, General Counsel & Corporate Secretary	—	—	—	—	—	61,512	$318,017	61,512	$318,017
	—	—	—	—	—	44,026	227,614	22,013	113,807
	—	—	—	—	—	5,569	28,792	5,569	28,792
Total	—	—	—	—	—	111,107	574,423	89,094	460,616

(1)	Shares of restricted stock vest fully from one to three years from the date of grant. Vesting dates for the shares of restricted stock listed for each officer range from January 2020 to March 2022.

(2)

The market value of the restricted shares was calculated based on $5.17 per share, the closing price of the Company’s Common Stock on December 31, 2019. Dividends are accrued for or paid on outstanding shares of restricted stock at the same rate as paid to all shareholders of record. Effective May 8, 2018, all grants accrue dividends payable upon vesting. This includes the following grants in the table above: Mr. Pesicka — 428,266 shares; Mr. Lowery — 61,512 shares; Mr. Pace — 61,512 shares. The remaining grants in the above table were made prior to shareholder approval of our 2018 Stock Incentive Plan on May 8, 2018, and pay dividends quarterly.

(3)

The amounts in column (i) represent the number of performance shares outstanding based on the achievement of the target level of performance conditions. The market value of the performance shares was calculated based on $5.17 per share, the closing price of the Company’s Common Stock on December 31, 2019. Dividends are not paid on performance shares unless and until the underlying performance conditions are achieved and the shares vest.

Retirement Compensation

We maintain market-competitive retirement programs for our executives as retirement compensation is an essential component of an overall total executive compensation package in that it provides security for the future needs of the executives and their families. Our NEOs are entitled to participate in the Company’s 401(k) plan and receive Company matching contributions in the same manner as other Company teammates. We also maintain an Executive Deferred Compensation and Retirement Plan in which members of senior management and other management-level teammates are eligible to participate. This plan permits participants to defer base salary (up to 75%) and cash bonus (up to 100%) paid during a year for which a deferral election is made. This plan provides for similar investment options as under our 401(k) plan. The Company matches up to 5% of combined 401(k) plan and deferred compensation plan contributions, provided that the participant has first maximized permitted contributions under the 401(k) plan.

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Executive Compensation

Other Benefits

In addition to the components of compensation discussed above, we provide certain other limited benefits to executives to help maximize the time key executives are able to spend on the Company’s business; to reward experience, expertise, responsibility, seniority, leadership qualities and advancement; and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent. These other benefits consist of the following and are specifically disclosed by amount in footnote (3) to the Summary Compensation Table on page 35 of this Proxy Statement: funding of life insurance policy premiums, automobile allowance or lease, tax and financial planning and tax return preparation assistance, and annual physical and enhanced medical access. In addition, NEOs may participate in our health and welfare plans, 401(k) plan and Teammate Stock Purchase Plan on the same basis as other full-time teammates. We do not provide tax gross-ups on any income executives may realize as a result of the foregoing benefits.

Change in Control Agreements

The Company has entered into change in control agreements (“CIC Agreements”) with its continuing NEOs. The purpose of the CIC Agreements is to encourage key management personnel to remain with the Company and to help avoid distractions and conflicts of interest in the event of a potential or actual change in control of the Company so that executives will focus on a fair and impartial review of the acquisition proposal and the maximization of shareholder value despite the risk of losing their employment. The Compensation Committee believes that the CIC Agreements help it to attract and retain key executive talent that could have other employment alternatives that may appear to be less risky absent these arrangements. The Compensation Committee further believes that it has structured these agreements to be reasonable and to provide a temporary level of income protection to the executive in the event of employment loss due to a change in control.

The CIC Agreements do not provide for excise tax gross-up payments. In addition, the severance payment obligation under the CIC Agreements has a “double trigger” such that the payment of a severance benefit may only be made if there is a change of control and the officer’s employment with the Company is terminated by the Company without “cause” or by the officer for “good reason” within 24 months after such change in control. We believe that this structure strikes an appropriate balance between the incentives and the executive hiring and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction.

Termination of employment by the Company is for “cause” if it is because of the executive officer’s (i) willful and continued failure to substantially perform his or her duties (other than due to incapacity, illness, etc.) or (ii) engaging in conduct demonstrably and materially injurious to the Company. Termination of employment by the executive officer is for “good reason” if it is because of (i) a material diminution in authority, duties or responsibilities; (ii) a material reduction in annual base salary, bonus opportunity or benefits; (iii) a relocation of place of employment by more than 35 miles or substantial increase in travel obligations; (iv) a failure to pay compensation due to the executive officer; or (v) certain other reasons defined in the plan.

A change in control is generally deemed to have occurred under the agreements:

(i)

if any person acquires 30% or more of the Company’s voting securities (other than the Company or its affiliates); except that, for the purposes of determining whether a change in control has occurred under the terms of the Company’s outstanding equity award agreements, shares issued by the Company directly to the acquirer shall not be taken into account when determining whether the 30% threshold has been met;

(ii)

if the Company’s directors as of the beginning or renewal date of the CIC Agreement (the “Incumbent Board”) cease to constitute a majority of the Board (unless the members’ nominations or elections were approved by a majority of the Incumbent Board);

(iii)

upon the approval by shareholders of a merger or consolidation of the Company (or any subsidiary) other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the voting power of the securities of the Company (or surviving entity) outstanding immediately after the merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company’s then-outstanding securities; or

(iv)	upon the approval by shareholders of a plan of liquidation or sale of substantially all of the Company’s assets.

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Executive Compensation

In late 2018, in consultation with Semler Brossy and at the recommendation of the Compensation Committee, the Board approved a revised form of the CIC Agreement for new executives first employed by the Company following the Fall of 2018. The new form of agreement, to which Mr. Pesicka and the Company are parties, provides as follows:

(i)

that lump-sum payment in the case of a qualifying termination of employment following a change in control equals (a) 2.0 multiplied by (b) the sum of the executive’s annual salary plus the executive’s target bonus;

(ii)	a lump sum amount representing a pro rata portion of any incentive compensation earned by the executive through the date of termination, assuming achievement of performance goals at the target level;

(iii)

an amount equal to additional premiums for continued medical benefits under COBRA for two years and additional premiums for individual life insurance policies for two years (for officers receiving Company-provided life insurance); and

(iv)

all shares of restricted stock granted to the executive officer vest, all stock options vest and become immediately exercisable and all performance shares are awarded at the target level and become vested.

For CIC Agreements entered into prior to 2018 (including those between the Company and Messrs. Lowery and Pace, respectively) the cash severance benefit would equal a lump sum payment equal to 2.99 times the sum of the officer’s annual base salary as of the date of termination or change in control (whichever is greater) plus average bonus for the three years preceding the date of termination or change in control (whichever is greater).

The CIC Agreements provide that the severance benefit is reduced by the amount of any benefits payable under any other severance plan or arrangement of the Company.

In consideration for any benefits paid, the change in control agreements impose certain non-competition and non-solicitation restrictive covenants on the officers for a period of 12 months following employment termination and prohibit the disclosure and use of confidential Company information. Each agreement continues in effect through December 31, 2020.

The CIC Agreements renew on a year-to-year basis unless terminated by the Company with a notice of non-renewal.

Equity awards have the same “double-trigger” feature discussed above for accelerated vesting and exercisability, as applicable, in the event of a change in control. These same terms apply to the equity awards of all other teammates in the Company upon a change in control.

Severance Policy

The Company has an officer severance policy that applies to corporate officers who are involuntarily terminated without cause (or who resign at the request of the Company) in a non-change of control situation. The policy was designed to provide consistent and fair treatment of these departing officers. Receipt of payments under the severance policy is also conditioned upon the officer’s agreement to certain restrictive covenants and a general release of claims against the Company. The Company provides for the following under its officer severance policy:

Officer Position	Severance Amount	Severance Period	Other Benefits
Chief Executive Officer President Executive Vice President Senior Vice President	1.5 x the sum of: • Base Salary • The lower of average actual bonus paid or target bonus for the three calendar years prior to date of employment termination	18 months

Lump sum payment for the continuation of Medical/Dental/Vision Benefits during severance period

Up to six months of outplacement services

Tax preparation and financial counseling services during severance period

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Executive Compensation

The severance policy does not address the disposition of outstanding stock awards upon involuntary termination without cause, which event is addressed under the applicable equity award agreement. In general, upon an involuntary termination without cause (or resignation at the request of the Company), a pro rata portion of the officer’s restricted stock awards and earned performance share awards (as applicable) vests at the date of employment termination based on the number of months worked during the applicable vesting and/or performance period.

Potential Payments Upon Termination or Change in Control

The following table reflects the estimated potential compensation payable to each of the NEOs under the Company’s compensation and benefit plans and arrangements in the event of termination of such executive’s employment under various scenarios, including voluntary termination without cause, voluntary termination or involuntary termination with cause, termination following a change in control and termination due to disability or death. Except as otherwise stated in footnote (6) to the table below, the amounts shown are estimates of the amounts that would be paid out to the executives upon termination of their employment assuming that such termination was effective December 31, 2019.

Name	Cash Severance Payment ($)	Continuation of Medical / Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards(5) ($)	Parachute Excise Tax Impact(6) ($)		Total Termination Benefits ($)
Edward A. Pesicka, President & CEO(1)
• Involuntary Termination Without Cause(2)	$1,368,000	$37,856	$1,112,048	$		$2,517,903
• Voluntary Termination or Involuntary Termination With Cause	—	—	—			—
• Involuntary or Good Reason Termination after Change In Control(3)	4,104,000	20,474	5,313,925			9,438,399
• Disability(4)	3,960,000	—	1,811,248			5,771,248
• Death(4)	—	—	4,428,270			4,428,270
Christopher Lowery, President Global Products(1)
• Involuntary Termination Without Cause(2)	$993,150	$20,606	$233,115			$1,246,871
• Voluntary Termination or Involuntary Termination With Cause	—	—	—			—
• Involuntary or Good Reason Termination after Change In Control(3)	1,979,679	20,474	1,420,294		(375,524)	3,044,924
• Disability(4)	1,089,840	—	629,536			1,719,376
• Death(4)	—	—	1,183,578			1,183,578
Nicholas J. Pace, EVP, General Counsel & Corporate Secretary(1)
• Involuntary Termination Without Cause(2)	$957,700	$20,557	$332,629			$1,310,886
• Voluntary Termination or Involuntary Termination With Cause	—	—	—			—
• Involuntary or Good Reason Termination after Change In Control(3)	1,909,015	20,410	1,242,047		(449,322)	2,722,150
• Disability(4)	1,164,320	—	506,876			1,671,196
• Death(4)	—	—	1,287,351			1,287,351

(1)

The amounts shown in the table do not include accrued salary and vacation payable through the date of the executive’s employment termination or the distribution of any balances under the Executive Deferred Compensation Plan or the Company’s 401(k) plan.

(2)	See the discussion of the Company’s severance policy below for information on benefits payable to the NEOs upon involuntary termination without cause.

(3)	See the discussion of the Company’s change in control agreements on page 48 for information on benefits payable to the NEOs upon a change in control.

(4)

A termination of employment due to death or disability entitles the NEOs to benefits under the Company’s life insurance or disability plan, as applicable, available to salaried teammates generally. In addition and also as applicable to salaried employees generally who receive grants of stock options and restricted stock, upon termination of employment due to death, all stock options and shares of restricted stock immediately vest; and,

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Executive Compensation

upon termination of employment due to disability, unvested stock options are forfeited and shares of restricted stock vest on a pro rata basis. In addition, upon death, officers are entitled to receive performance shares that are actually earned based on achievement of performance conditions and, upon disability, a pro rata portion of any such shares earned relative to time worked during the performance period.

(5)

The amounts in this column represent the estimated benefit to the NEO due to accelerated vesting of equity awards and are calculated based on the number of shares subject to accelerated vesting multiplied by $5.17, the closing price of the Company’s Common Stock on December 31, 2019. Any performance shares that vest are valued based upon assumed performance at the target level.

(6)

If executive would be better off on an after-tax basis, the parachute payment will be reduced to a level equal to the 280G safe harbor per the provisions of each executive’s change in control agreement.

Recoupment Policy

In an effort to mitigate any imprudent risk-taking behavior associated with incentive compensation, the Company has a policy that permits the recoupment of performance-based cash and equity compensation paid to executive officers. This compensation is recoverable from an executive officer if:

(i)	The payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement of the Company’s financial statements;

(ii)	The Board (or its designated Compensation Committee) determines that the executive engaged in misconduct that caused or substantially caused the need for the restatement; and

(iii)	A lower payment would have been made to the executive officer based upon the restated financial results.

If the foregoing conditions are met, as determined by the Board (or its designated committee), the Company, under terms of the applicable program or award agreements, will recover from the executive officer the amount by which his or her performance-based compensation for the relevant period exceeded the amount (if any) that would have been paid based on the restated financial results. The Board (or its designated committee) may take such further action as it deems necessary or appropriate to remedy the misconduct and prevent its recurrence. The recoupment policy currently will not apply to performance-based compensation after the second anniversary of the date on which such compensation was paid. We continue to monitor additional requirements that may be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002 and that would lead to modification of this policy to the extent required by the Dodd-Frank Act of 2010 and the related final rules of the SEC.

Hedging and Derivatives Trading Prohibition

The Company has policies that prohibit directors, officers and other teammates with access to confidential information of the Company from engaging in certain transactions relating to our common stock, including buying or selling options and short sales. We also prohibit these individuals from hedging the economic risk of ownership of our common stock and holding our stock in a margin account or pledging our stock as collateral for a loan.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered Employees” include any employee (i) serving as the Chief Executive Officer or the Chief Financial Officer of the company at any time during the taxable year, (ii) whose total compensation is required to be reported to the shareholders of the company by reason of being among the three highest paid officers of the company (other than the Chief Executive Officer and the Chief Financial Officer) for the applicable taxable year, or (iii) any employee who qualified as a “covered employee person” for any previous taxable year of the company beginning after December 31, 2016. For taxable years beginning prior to January 1, 2018, the $1 million deduction limit did not apply to certain “qualified performance-based compensation” that was based on the attainment of pre-established, objective performance goals established under a stockholder-approved plan. The exception for “qualified performance-based compensation” from the Section 162(m) limitation, however, is no longer available (although there is a transition rule for certain legally-binding arrangements in effect as of November 2, 2017). While we prefer to maximize the deductibility of any compensation we pay, we also believe that it is important to preserve flexibility in administering our

Owens & Minor, Inc.    ●    2020 Proxy Statement            51

Proposal 5: Advisory Shareholder Vote to Approve Executive Compensation

compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must be deductible in full. Certain of the amounts paid under our compensation programs will not likely be deductible as the result of Section 162(m). We intend to continue to design our executive compensation arrangements to be consistent with our best interests and the interests of our shareholders and we understand that certain of our compensation arrangements will not be deductible in full.

Proposal 5: Advisory Shareholder Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, shareholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our 2019 executive compensation programs and policies and the compensation paid to our NEOs. Although the vote is non-binding, we value our shareholders’ opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions. At the Company’s 2017 annual meeting, the majority of our shareholders voted to advise us to include a say-on-pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on executive compensation every year. This non-binding advisory vote on the frequency of say-on-pay proposals must be held at least once every six years.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success in the intensely competitive global healthcare supply services industry. We seek to accomplish this goal in a manner that rewards performance, is aligned with long-term shareholder interests and is consistent with sound compensation governance principles. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Compensation Overview (which begins on page 36 of this Proxy Statement) are effective in implementing our compensation philosophy and in achieving our long-term goals and that the compensation of our NEOs in 2019 reflects and supports these compensation policies and procedures and reflects our foundational pay for performance principles.

Accordingly, the Board of Directors recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Executive Compensation Overview, the accompanying compensation tables and the related narrative disclosure.”

The Board of Directors recommends a vote FOR the foregoing resolution approving, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

52            Owens & Minor, Inc.    ●    2020 Proxy Statement

Certain Relationships and Transactions

Certain Relationships and Transactions

The Company has not adopted written procedures for review of, or standards for approval of, related person transactions (as defined in Item 404 of Regulation S-K), but instead reviews these transactions on a case-by-case basis.

Shareholder Proposals

Under regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2021 Annual Meeting of Shareholders must present such proposal to our Corporate Secretary at the Company’s principal office at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116 not later than November 20, 2020 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement. All shareholder proposals and director nominations must be submitted in accordance with and contain the information required by our Bylaws, which are available as described under “Corporate Governance — Corporate Governance Materials” on page 4 of this Proxy Statement. The Company will determine whether to include properly submitted proposals in the Proxy Statement in accordance with the SEC’s regulations governing the solicitation of proxies.

Our Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election as directors only at an annual meeting and if written notice of such shareholder’s intent to make such nomination or nominations has been given to our Corporate Secretary not later than 120 days before the anniversary of the date of the Company’s immediately preceding annual meeting. The Corporate Secretary must receive written notice of a shareholder nomination to be acted upon at the 2021 Annual Meeting not later than January 1, 2021. The shareholder’s notice must include the information required by our Bylaws, including but not limited to:

•	the name and address of record of the shareholder intending to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

•	a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the director candidate;

•	the class and number of shares of Common Stock that are owned by such shareholder and such beneficial owners;

•

a description of all arrangements, understandings or relationships between such shareholder and each director nominee and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by such shareholder;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of the Company;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing;

•	a representation that the shareholder will notify the Company in writing of any changes to certain information provided above (as further specified in the Bylaws);

•

such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the written consent of the nominee to serve as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain the information required by our Bylaws, including but not limited to:

•	the information described above with respect to the shareholder proposing such business;

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Other Matters

•

a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of such shareholder and such beneficial owner in such business.

The requirements found in our Bylaws are separate from the requirements a shareholder must meet to have a proposal included in the Company’s Proxy Statement under the proxy rules.

Our Bylaws further permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s annual meeting proxy materials director candidates to comprise generally up to two or 20% of the Board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in Article I, Section 1.10 of the Bylaws.

Other Matters

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

March 19, 2020

BY ORDER OF THE BOARD oF DIRECTORS

NICHOLAS J. PACE

Executive Vice President, General Counsel &

Corporate Secretary

54            Owens & Minor, Inc.    ●    2020 Proxy Statement

Appendix A

Amendment No. 2

To the Owens & Minor, Inc.

2018 Stock Incentive Plan

THIS AMENDMENT NO. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan is made as of the 13th day of February, 2020, by Owens & Minor, Inc., a Virginia corporation (the “Company”), to be effective as set forth herein.

WHEREAS, the Company previously established the Owens & Minor, Inc. 2018 Stock Incentive Plan;

WHEREAS, the Company amended the 2018 Stock Incentive Plan in 2019 to increase the aggregate number of shares of Company Common Stock available for issuance thereunder and to shorten the duration thereof (as so amended, the “Plan”), and

WHEREAS, the Company now desires to further amend the Plan to increase the aggregate number of shares of Company Common Stock available for issuance under the Plan;

NOW, THEREFORE, the Plan is hereby amended, as follows:

Section 5.02 of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

5.02.    Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 8,940,000 shares (which represents the 4,400,000 shares currently authorized under the Plan plus an additional 4,500,000 shares), less the number of shares of Common Stock subject to awards granted under the Pre-Existing Plan after March 1, 2018 and prior to May 8, 2018, plus the number of shares of Common Stock subject to awards granted under the Pre-Existing Plan which become available in accordance with Section 5.04 below after March 1, 2018; provided, however, the total number of shares of Common Stock that may be issued upon the exercise of incentive stock options shall not exceed 8,940,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and under incentive stock options shall be subject to adjustment as provided in Article X and Section 5.04. Except as otherwise set forth herein, shares of Common Stock covered by an Award shall only be counted as used to the extent actually used. No further awards will be granted under the Pre-Existing Plan after May 8, 2018; provided, however, that nothing in this Plan shall affect any awards granted under the Pre-Existing Plan which were outstanding on May 8, 2018.

*        *        *         *        *

This Amendment No. 2 to the Plan is subject to approval by the shareholders of the Company at a meeting duly called for such purposes. The increase in the number of shares of Company Common Stock available for issuance may not be issued pursuant to the Plan unless and until such amendment is approved by the shareholders within twelve months after the date first written above. Except as hereby modified, the Plan shall remain in full force and effect.

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Appendix B

Owens & Minor, Inc.

2018 Stock Incentive Plan

(As Amended by Amendment No. 1)

Appendix B

Owens & Minor, Inc.    ●    2020 Proxy Statement            B-i

Appendix B

B-ii            Owens & Minor, Inc.    ●    2020 Proxy Statement

Appendix B

Owens & Minor, Inc.

2018 Stock Incentive Plan

(As Amended by Amendment No.1)

Article I

Definitions

1.01    Administrator

Administrator means the Governance Committee with respect to awards to Nonemployee Directors and in all other instances means the Compensation Committee or a delegate of the Compensation Committee that is appointed in accordance with Article III.

1.02    Agreement

Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Unit Award, a Stock Award, Incentive Award, Option or SAR granted to such Participant.

1.03    Board

Board means the Board of Directors of the Company.

1.04    Change in Control

Change in Control means:

(a)

Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities provided, however, that Company securities acquired directly from the Company shall be disregarded for this purpose;

(b)

During any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section and other than a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

(c)

There is consummated a stockholder-approved merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

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Appendix B

(d)	There is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e)	The stockholders of the Company approve a plan of complete liquidation of the Company.

In addition, if a Change in Control (as defined in clauses (a), (b), (c) or (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Stock Unit award or Incentive Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.05    Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06    Committee

Committee means the Governance Committee in respect of awards to Nonemployee Directors and the Compensation Committee in respect of awards to other individuals who are eligible to participate in the Plan.

1.07    Common Stock

Common Stock means the common stock of the Company.

1.08    Company

Company means Owens & Minor, Inc.

1.09    Compensation Committee

Compensation Committee means the Compensation and Benefits Committee of the Board.

1.10    Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.11    Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.12    Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.13    Expiration Date

Expiration Date means the last day of the stated term of an Option or SAR, i.e., the last day that the Option or SAR could be exercised if the Participant remained in continuous employment or service from the date of grant of the Option or SAR.

B-2            Owens & Minor, Inc.    ●    2020 Proxy Statement

Appendix B

1.14    Fair Market Value

Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.15    Governance Committee

Governance Committee means the Governance and Nominating Committee of the Board.

1.16    Incentive Award

Incentive Award means an award that entitles the Participant to receive a payment from the Company or a Related Entity that may be in cash, Common Stock or a combination of cash and Common Stock.

1.17    Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to an SAR granted independently of an Option, the amount determined by the Administrator on the date of grant (but not less than the Fair Market Value of one share of Common Stock on the date of grant). Except as provided in Article X, without the approval of shareholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders and (b) no payment may be made to cancel an outstanding SAR if on the date of such amendment, cancellation, new grant or payment the Initial Value exceeds the Fair Market Value.

1.18    Nonemployee Director

Nonemployee Director means a member of the Board who is not an employee of the Company or a Related Entity.

1.19    Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.20    Participant

Participant means an employee of the Company or a Related Entity, a member of the Board, or an individual who provides services to the Company or a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Unit Award, a Stock Award, an Option, an SAR, or an Incentive Award or a combination thereof.

1.21    Performance Goal

Performance Goal means a performance objective that is stated with respect to one or more business criteria that the Administrator may select, alone or in combination, including without limitation any of the following: (i) gross, operating or net earnings before or after taxes; (ii) return on equity; (iii) return on capital; (iv) return on sales; (v) return on assets or net assets; (vi) earnings per share; (vii) cash flow per share; (viii) book value per share; (ix) earnings growth; (x) sales or sales growth; (xi) volume growth; (xii) cash flow (as defined by the Committee); (xiii) Fair Market Value; (xiv) total shareholder return; (xv) market share; (xvi) productivity; (xvii) level of expenses; (xviii) quality; (xix) safety; (xx) customer satisfaction; (xxi) total economic value added; (xxii) earnings before interest, taxes, depreciation and amortization and (xxiii) revenues or revenue growth.

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A Performance Goal may be expressed with respect to the Company, a Related Entity, a business unit of the Company or a Related Entity, any subset thereof or any other way the Administrator may determine. A Performance Goal also may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index or otherwise. When establishing Performance Goals or determining if the Performance Goals were achieved, the Committee may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles, including, without limitation, the charges or cost associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes. The Committee may also adjust Performance Goals as it deems equitable, including without limitation in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine.

1.22    Plan

Plan means the Owens & Minor, Inc. 2018 Stock Incentive Plan (as amended by Amendment No. 1).

1.23    Pre-Existing Plan

Pre-Existing Plan means the Owens & Minor, Inc. 2015 Stock Incentive Plan.

1.24    Related Entity

Related Entity means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company.

1.25    SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value at the time of exercise over the Initial Value or a lesser amount as determined by the Administrator and specified in an Agreement. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.26    Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VII, including Common Stock issued in settlement of a Stock Unit Award.

1.27    Stock Unit Award

Stock Unit Award means an award that entitles the Participant to receive a benefit based on a number of shares of Common Stock equal to the number of stock units covered by the Stock Unit Award.

1.28    Ten Percent Shareholder

Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Related Entity. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

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Appendix B

Article II

Purposes

The Plan is intended to (a) assist the Company and Related Entities in recruiting and retaining key employees and members of the Board, and other individuals who provide services to the Company or a Related Entity, (b) authorize the grant of incentive compensation opportunities for such persons and (c) encourage such persons to identify their interests with those of the Company and its shareholders by enabling such persons to participate in the future success of the Company and the Related Entities. The Plan is intended to permit the grant of Stock Unit Awards, Stock Awards, SARs, the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

Article III

Administration

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Unit Awards, Stock Awards, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Incentive Award, or Stock Unit Award, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity or that the Company or Related Entity achieve a specified level of financial performance. Notwithstanding any such conditions or any provision of the Plan, (i) the Committee may accelerate the time at which an Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or Stock Unit Award may be settled (a) in connection with a termination of employment or service (including but not limited to death, disability, retirement or involuntary termination) or (b) if the award is outstanding for at least one year, and (ii) up to five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan (subject to adjustments as set forth in Article X) may be issued under the Plan pursuant to awards without regard to any restrictions upon any such acceleration (either pursuant to the original terms of the award or by acceleration). The Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or Stock Unit Award. All expenses of administering this Plan shall be borne by the Company.

The Compensation Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Compensation Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Compensation Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Compensation Committee’s delegate or delegates that were consistent with the terms of the Plan.

Article IV

Eligibility

4.01    General

Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), any member of the Board (whether or not an employee), or a person who provides services to the Company or

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a Related Entity (including a corporation that becomes a Related Company after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity.

4.02    Grants

The Administrator will designate individuals to whom Stock Awards, Incentive Awards, Stock Unit Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant; provided, however, that only individuals who provide “direct services” to the Company or a Related Entity (as the term “direct services” is used for purposes of Section 409A of the Code) may be granted an Option or SAR. An SAR may be granted with or without a related Option. All Stock Awards, Stock Unit Awards, Options, SARs, and Incentive Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

4.03    General Terms of Awards

Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following provision, (i) no Option or SAR shall be exercisable, (ii) no Stock Award (other than a Stock Award granted in connection with a Stock Unit Award that becomes earned and convertible into a transferable and nonforfeitable Stock Award) will become transferable and nonforfeitable, (iii) no Stock Unit Award shall be earned and convertible into a transferable and nonforfeitable Stock Award, and (iv) no Incentive Award shall be earned, earlier than the first anniversary of the date the Option, SAR, Stock Award, Stock Unit Award or Incentive Award is granted, except with respect to Options, SARs, Stock Awards, Stock Unit Awards and Incentive Awards granted to Nonemployee Directors, which are permitted to vest earlier than such one-year anniversary, upon the annual meeting of the shareholders of the Company that occurs in the year immediately following the year in which the award is granted; provided, however, that (i) the Administrator may grant awards without regard to the foregoing minimum vesting requirements with respect to a maximum of five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan (subject to adjustments as set forth in Article X) and (ii) to the extent awards granted to Nonemployee Directors vest as of a date that is earlier than two weeks prior to the anniversary date of the immediately preceding year’s annual shareholders meeting, such awards will count against the five percent (5%) limitation. For the avoidance of doubt, the foregoing restriction does not apply to the Administrator’s discretion to provide in the terms of the award or otherwise for accelerated exercisability or vesting of any award upon the death or disability of the Participant or as set forth in Section 11.02 upon a Change in Control.

Article V

Stock Subject to Plan

5.01    Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award, including a Stock Award issued to settle Stock Unit Awards, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02    Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 4,440,000 shares (which represents the 3,600,000 shares initially authorized under the Plan plus an additional 840,000 shares authorized

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under Amendment No. 1), less the number of shares of Common Stock subject to awards granted under the Pre-Existing Plan after March 1, 2018, plus the number of shares of Common Stock subject to awards granted under the Pre-Existing Plan which become available in accordance with Section 5.04 below after March 1, 2018; provided, however, the total number of shares of Common Stock that may be issued upon the exercise of incentive stock options shall not exceed 4,440,000 shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under this Plan and under incentive stock options shall be subject to adjustment as provided in Article X and Section 5.04. Except as otherwise set forth herein, shares of Common Stock covered by an Award shall only be counted as used to the extent actually used. If the stockholders of the Company approve the Plan, no further awards will be granted under the Pre-Existing Plan after May 8, 2018; provided, however, that nothing in this Plan shall affect any awards granted under the Pre-Existing Plan which were outstanding on May  8, 2018.

5.03    Individual Limitations

Subject to the limitation set forth in the preceding sections, no individual may, in any calendar year, be granted or awarded (i) Options or SARs, covering more than 2,000,000 shares of Common Stock; (ii) Stock Awards and Stock Unit Awards covering more than 1,000,000 shares of Common Stock; or (iii) Incentive Awards exceeding $10,000,000. Each of the limitations in the preceding sentence shall be multiplied by two with respect to awards granted to a Participant (other than a Nonemployee Director) during the calendar year in which the Participant first commences employment with the Company or a Related Entity. Notwithstanding the preceding sentences, a Nonemployee Director may not be granted awards during any single calendar year that, taken together with any cash fees paid to such Nonemployee Director during such calendar year in respect of the Nonemployee Director’s service as a member of the Board, exceeds $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial accounting purposes). Notwithstanding the foregoing, the Committee may make exceptions to the foregoing limit (up to twice such limit) for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Nonemployee Directors, as the Committee may determine, provided that the Nonemployee Director receiving such awards may not participate in the decision to make such awards. The limitations set forth in this Section 5.03 shall be subject to adjustment as provided in Article X.

5.04    Share Add-Backs

If any Stock Unit Awards, Incentive Awards, Options, SARs or Stock Awards granted under the Plan, or any awards granted under the Pre-Existing Plan that are outstanding after March 1, 2018, are cancelled, forfeited, expire or otherwise terminate without the issuance of shares of Common Stock, or if any such award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such award, the shares of Common Stock subject to the award shall, to the extent of such cancellation, forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

In the event that (i) any Option granted under the Plan (or any Option granted under the Pre-Existing Plan that is outstanding after March 1, 2018) is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or (ii) withholding tax liabilities resulting from any such Option or other award granted under the Plan (or any award granted under the Pre-Existing Plan and outstanding after March 1, 2018) are satisfied by the withholding of shares of Common Stock (subject to the restrictions set forth in the Plan), then the number of shares tendered or withheld shall not be available for future grants of awards. Except as set forth in the following sentence, each share of Common Stock issued in connection with an award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan by one. If Common Stock is issued in settlement of an SAR granted under the Plan, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. Furthermore, shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards by a company acquired by the Company or Related Entity, or with which the Company or Related Entity combines, shall not reduce the maximum aggregate number of shares of Common Stock available for issuance under the Plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a shareholder-approved plan of any such acquired company (as appropriately adjusted to reflect the transaction) also may be used for awards under the Plan, which shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to

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Appendix B

applicable stock exchange requirements). Shares of Common Stock that may be issued under the Plan may not be increased through the Company’s purchase of shares of Common Stock on the open market with the proceeds obtained from the exercise of Options granted under the Plan (or Options granted under the Pre-Existing Plan and outstanding after March 1, 2018).

5.05    Nontransferability

Except as provided in Section 5.06, each Option, SAR, Stock Award, Stock Unit Award and Incentive Award, granted under this Plan shall be nontransferable except by will, by the laws of descent and distribution or, after the Participant’s death, in accordance with a beneficiary designation form provided by the Company and signed by the Participant and filed with the Company. In the event of any transfer of an Option, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option, SAR, Stock Award, Stock Unit Award or Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

5.06    Transferable Options and SARs

Section 5.05 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option or an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any transfer of an Option or SAR (by the Participant or his transferee), such Option and any Corresponding SAR must be transferred to the same person or persons or entity or entities.

5.07    Dividend Equivalents

A Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends; provided, however, that dividends payable on shares of Common Stock subject to a Stock Award shall either (i) be deemed reinvested in additional Stock Awards which shall remain subject to the same forfeiture and transfer conditions applicable to the Stock Award with respect to which such dividends related, or (ii) be paid in cash, without interest, if and at the time the related Stock Award is no longer subject to forfeiture and transfer conditions, as the Administrator shall set forth in the Agreement. Further, notwithstanding the other provisions of this Section 5.07, no dividend rights may be granted with respect to Options or SARs. A Participant may be granted the right to receive a payment (in cash, Common Stock, or combination thereof) equal to the ordinary cash dividends that are payable with respect to the number of shares of Common Stock covered by a Stock Unit Award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Administrator may establish; provided, however, such dividend equivalents shall either be (i) accumulated and reinvested into additional notional units that are payable in cash, shares of Common Stock or a combination of cash and Common Stock or (ii) accumulated and paid in cash, without interest, if and when the related Stock Unit Award is earned and convertible into a transferable and nonforfeitable Stock Award. No dividend equivalents shall be payable on a Stock Unit Award that does not become earned and convertible into a transferable and nonforfeitable Stock Award. No dividend rights or equivalents may be granted with respect to Options, SARs or Incentive Awards.

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Appendix B

Article VI

Options and SARs

6.01    Awards

In accordance with Article IV, and subject to the limitations set forth in Plan Section 5.03, the Administrator will designate each individual to whom an Option, SAR or both is to be made and will specify the number of shares of Common Stock covered by such awards.

6.02    Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted. Except as provided in Article X, without the approval of shareholders (a) the Administrator may not reduce, adjust or amend the option price of an outstanding Option or SAR whether through amendment, cancellation, replacement grant or any other means and (b) no payment may be made to cancel an outstanding Option if on the date of such amendment, cancellation, replacement grant or payment the option price exceeds Fair Market Value. For avoidance of doubt, in no event may the price per share for Common Stock purchased on the exercise of any Option, or the Initial Value of any SAR, be less than the Fair Market Value of a share of Common Stock on the date the Option or SAR is granted.

6.03    Maximum Option or SAR Period

The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option or SAR shall be exercisable after the expiration of ten years from the date such Option or SAR was granted. In the case of an incentive stock option or a Corresponding SAR related to an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option or its Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04    Exercise

Subject to the provisions of this Plan, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. A Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.05    Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Committee, payment of all or part of the Option price may be made with shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value of the surrendered shares (on the exercise date) must not be less than the Option price of the shares for which the Option is being exercised.

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6.06    Determination of Payment of Cash and/or Common Stock upon Exercise of SAR

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.07    Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject an Option until the date of exercise of such Option and the issuance of the shares of Common Stock. No Participant shall have any rights as a shareholder with respect to shares subject to an SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock. For avoidance of doubt, no dividend rights may be granted with respect to Options or SARs.

6.08    Automatic Exercise

This Section 6.08 applies to an Option or SAR if (i) the Participant to whom the Option or SAR was granted remains in the continuous employment or service of the Company or a Related Entity from the date the Option or SAR was granted until the Expiration Date of such Option or SAR, (ii) on the Expiration Date the Fair Market Value exceeds the exercise price of the Option or the Initial Value of the SAR and (iii) the Option or SAR has become exercisable on or before the Expiration Date. Each Option or SAR to which this Section 6.08 applies shall be exercised automatically on the Expiration Date to the extent that it is outstanding and unexercised on such date. An Option that is exercised pursuant to this Section 6.08 shall result in the issuance to the Participant of that number of whole shares of Common Stock that have a Fair Market Value that most nearly equals, but does not exceed, the excess of the Fair Market Value on the Expiration Date over the Option exercise price multiplied by the number of shares of Common Stock subject to the Option. An SAR that is exercise pursuant to this Section 6.08 shall be settled in accordance with section 6.06.

Article VII

Stock Awards

7.01    Awards

In accordance with the provisions of Article IV, and subject to the limitations set forth in Plan Section 5.03, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards. The per individual limitation of Section 5.03 on the issuance of Stock Awards shall not limit the issuance of Stock Awards in settlement of Stock Unit Awards and related dividend equivalents.

7.02    Vesting

Except in the case of Stock Awards issued in settlement of Stock Unit Awards, the Administrator, on the date of the award, shall prescribe that a Participant’s rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the shares until the attainment of performance objectives prescribed by Committee, including objectives stated with respect to Performance Goals, or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term.

7.03    Shareholder Rights

Prior to their forfeiture (in accordance with the terms of the Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited), a Participant will have all rights of a shareholder with respect to a Stock

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Award, including the right to receive dividends and vote the shares; provided, however, that (i) dividends payable on shares of Common Stock subject to a Stock Award shall either be deemed reinvested in additional Stock Awards which shall remain subject to the same forfeiture and transfer conditions applicable to the Stock Award with respect to which such dividends related, or paid in cash, without interest, if and at the time the related Stock Award is no longer subject to forfeiture and transfer conditions, as the Administrator shall set forth in the Agreement, (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (iii) the Company shall retain custody of any certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. No dividends may be paid with respect to a Stock Award that is forfeited. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are no longer forfeitable.

Article VIII

Stock Unit Awards

8.01    Award

In accordance with the provisions of Article IV and subject to the limitations set forth in Section 5.03, the Administrator will designate individuals to whom a Stock Unit Award is to be granted and will specify the number of shares of Common Stock units covered by the award. The Administrator also will specify whether the Stock Unit Award includes the right to receive dividend equivalents.

8.02    Earning the Award

The Administrator, on the date of the grant of an award, shall prescribe that the Stock Unit Award, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award, a cash payment or a combination thereof, only upon the satisfaction of certain requirements. By way of example and not of limitation, the restrictions may postpone transferability, vesting or both of the Stock Unit Award until the attainment of performance objectives prescribed by the Committee, including objectives stated with respect to Performance Goals, or may provide that the Stock Unit Award will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term.

8.03    Payment

In the discretion of the Administrator, the amount payable when a Stock Unit Award is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when a Stock Unit Award is earned, but a cash payment will be made in lieu thereof.

8.04    Shareholder Rights

No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder until and to the extent that the Stock Unit Award is earned and a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Unit Award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After a Stock Unit Award is earned and settled by the issuance of a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 7.04.

8.05    Dividend Equivalents

The Administrator may, at the time of grant of any Stock Unit Award, include as a part of such award an entitlement to receive a payment (in cash, Common Stock, or combination thereof) equal to the ordinary cash dividends that are payable

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with respect to the number of shares of Common Stock covered by the award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Administrator may establish; provided, however, such dividend equivalents shall either be (i) accumulated and reinvested into additional notional units that are payable in cash, shares of Common Stock or a combination of cash and Common Stock or (ii) accumulated and paid in cash, without interest, if and when the related Stock Unit Award is earned and convertible into a transferable and nonforfeitable Stock Award. No dividend equivalents shall be payable on a Stock Unit Award that does not become earned and convertible into a transferable and nonforfeitable Stock Award.

Article IX

Incentive Awards

9.01    Awards

The Administrator shall designate Participants to whom Incentive Awards are made for incentive compensation opportunities. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator, subject to the limitations set forth in Section 5.03.

9.02    Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity or that the Company, a Related Entity, or the Participant attain stated objectives or goals, including objectives stated with respect to Performance Goals as a condition to earning an Incentive Award. The period for determining whether such requirements are satisfied shall be at least one year.

9.03    Nontransferability

Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or in accordance with a beneficiary designation form provided by the Company and signed by the Participant and filed with the Company. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04    Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.05    Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common stock or a combination of cash and Common Stock, as determined by the Committee.

9.06    Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of Common Stock. For avoidance of doubt, no dividend rights may be granted with respect to Incentive Awards.

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Article X

Adjustment upon Change in Common Stock

The maximum number of shares as to which Options (including incentive stock options), SARs, Stock Awards, Stock Unit Awards and Incentive Awards may be granted under this Plan, the individual grant limitations set forth in Section 5.03, and the terms of outstanding Stock Awards, Stock Unit Awards, Options, SARs, and Incentive Awards shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more nonreciprocal transactions between the Company and its shareholders such as stock dividends, stock split-ups, subdivisions or consolidations of shares or extraordinary dividend (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee is equitably required. Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Stock Awards, Stock Unit Awards and Incentive Awards may be granted, the terms of outstanding Stock Unit Awards, Stock Awards, Options, SARs, or Incentive Awards, or the individual limitations set forth in Section 5.03.

The Committee may grant Stock Awards, Stock Unit Awards, Options, and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article X. Notwithstanding any provision of the Plan, the terms of such substituted Stock Unit Awards, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

Article XI

Change in Control

11.01    Impact of Change in Control

Unless an outstanding award is assumed in accordance with Section 11.02 and Article III to the contrary notwithstanding, upon a Control Change Date and cash-out of the award in accordance with Section 11.03, (i) an Option and SAR shall be fully exercisable thereafter, (ii) a Stock Award will become transferable and nonforfeitable thereafter, (iii) a Stock Unit Award shall be earned in its entirety and converted into a transferable and nonforfeitable Stock Award, and (iv) an Incentive Award shall be earned, in whole or in part, in accordance with the terms of the applicable Agreement, except that (i) a performance-based Option and SAR shall be exercisable thereafter, (ii) a performance-based Stock Award will become transferable and nonforfeitable thereafter, (iii) a performance-based Stock Unit Award will be earned and converted into a transferable and nonforfeitable Stock Award, and (iv) a performance-based Incentive Award shall be earned, in accordance with the terms of the applicable Agreement, only to the extent of actual performance through the Control Change Date or pro rata based on the elapsed portion of the performance period as of the Control Change Date, whichever the Committee determines.

11.02    Assumption upon Change in Control

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit Award or Incentive Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Stock Unit Award or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

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Appendix B

11.03    Cash-out upon Change in Control

Unless an outstanding award is assumed in accordance with Section 11.02 and Sections 6.04, 7.02, 8.02 and 9.02 to the contrary notwithstanding, in the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that (i) each Option and SAR that is or will be exercisable on the Control Change Date, (ii) each Stock Award that is or will become transferable and nonforfeitable on the Control Change Date, (iii) each Stock Unit Award that is or will be earned and convertible into a transferable and nonforfeitable Stock Award on the Control Change Date and (iv) each Inventive Award that is or will be earned at the Control Change Date shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by Company shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by Company shareholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR for each share of Common Stock subject to an Option or SAR, (ii) the price per share received by shareholders for each share of Common Stock subject to a Stock Award or Stock Unit Award or (iii) the amount earned under the Incentive Award. Notwithstanding any other provision of the Plan, (i) each Option and SAR that is not and will not become exercisable on the Control Change Date, (ii) each Stock Award that is not and will not become transferable and nonforfeitable on the Control Change Date, (iii) each Stock Unit Award that is not and will not be earned and convertible into a transferable and nonforfeitable Stock Award on the Control Change Date and (iv) each Incentive Award that is not and will not become earned at the Control Change Date, shall be cancelled without any payment therefor.

Article XII

Compliance with Law and Approval of Regulatory Bodies

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XIII

General Provisions

13.01    Effect on Employment or Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02    Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

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Appendix B

13.03    Disposition of Stock

A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

13.04    Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

13.05    Employee Status

In the event that the terms of any Stock Award, Stock Unit Award or Incentive Award or the grant of any Option or SAR provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

13.06    Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of a Stock Unit Award, an SAR or Incentive Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Stock Unit Award or Incentive Award or the grant or vesting of a Stock Award, but only up to the minimum required tax withholding rate that will not result in adverse financial accounting consequences with respect to such awards, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the date the Option or SAR is exercised, the Stock Award vests or the Stock Unit Award or Incentive Award is earned, as applicable.

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Appendix B

13.07    Certain Reduction of Parachute Payments

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 13.07, the Parachute Payments will be reduced pursuant to this Section 13.07 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Committee) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 13.07 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 13.07 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 13.07, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 13.07, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 13.07, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Nothing in this Section 13.07 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

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Appendix B

13.08    Return of Awards; Repayment

Each Stock Award, Option, SAR, Stock Unit Award and Incentive Award granted under this Plan is subject to the condition that the Company may require that such award be returned, and that any payment made with respect to such award must be repaid, if such action is required under the terms of any Company recoupment or “clawback” policy as in effect on the date that the payment was made, on the date the award was granted or the date the Option or SAR was exercised or the date the Stock Award, Stock Unit Award or Incentive Award became vested or earned.

13.09    Deferral of Awards

The Committee may permit a Participant to defer, or if and to the extent specified in an Agreement require the Participant to defer, receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to awards, the satisfaction of any requirements or goals with respect to awards, the lapse or waiver of the deferral period for awards, or the lapse or waiver of restrictions with respect to awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall be intended to conform in form and substance with applicable regulations promulgated under Section 409A of the Code and Section 13.04. Except as otherwise provided in an Award Agreement, any payment or any shares of Common Stock that are subject to such deferral shall be made or delivered to the Participant as specified in the Agreement or pursuant to the Participant’s deferral election.

13.10    Extension of Term of Award

Notwithstanding any provision of the Plan providing for the maximum term of an award, in the event any award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the award, provided such extension (i) is permitted by law, (ii) does not violate Section 409A of the Code with respect to any award, and (iii)  does not otherwise adversely impact the tax consequences of the award (such as incentive stock options and related awards).

13.11    Section 162(m) Transition Rule

Subject to Article XIV below, if and to the extent that the Committee grants an award under the Plan in substitution for an award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017, then such award shall be (i) subject to such terms and conditions as are required for the award to continue to qualify under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code under the Tax Cuts and Jobs Act of 2017, as the Committee shall determine, (ii) the award will be administered by a sub-committee of the Committee which is comprised of two or more members that qualify as “outside directors” under Section 162(m) of the Code prior to the enactment of the Tax Cuts and Jobs Act of 2017, and (iii) none of the provisions of the Plan shall apply to such award to the extent such provisions would result in the award no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code prior to the Tax Cuts and Jobs Act of 2017.

Article XIV

Amendment

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article X), (ii) the amendment materially increases the benefits accruing to Participants under the Plan, (iii) the amendment materially changes the class

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Appendix B

of individuals eligible to become Participants or (iv) the amendment is required to be approved by shareholders by the requirements of applicable law or under the New York Stock Exchange’s shareholder approval rules. For the avoidance of doubt, the Board may not (except pursuant to Article X) without the approval of shareholders (a) reduce the option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) cancel an outstanding Option or outstanding SAR when the option price or Initial Value, as applicable exceeds the Fair Market Value (whether in exchange for (i) other Options or SARs with option prices or Initial Values, as applicable, that are less than the option prices or Initial Values of the cancelled Options or SARs, (ii) cash payments, (iii) shares of Common Stock, or (iv) other awards) or (c) take any other action with respect to an outstanding Option or an outstanding SAR that may be treated as a repricing of the award under the rules and regulations of the New York Stock Exchange. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any award outstanding at the time such amendment is made.

Article XV

Duration of Plan

No Stock Award, Stock Unit Award, Option, SAR or Incentive Award may be granted under this Plan after the fifth (5th) anniversary of the date the Board adopted Amendment No. 1 to the Plan. Awards granted on or before such date shall remain subject to their terms notwithstanding the expiration of the Plan.

Article XVI

Effective Date of Plan

Stock Unit Awards, Options, SARs and Incentive Awards may be granted under this Plan on and after the date the Board adopts the Plan; provided, however, Stock Awards may only be granted after, and no award granted under the Plan may become exercisable, transferable and nonforfeitable, payable or settled until, the Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting within twelve (12) months of its adoption by the Board.

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Appendix C

Owens & Minor, Inc.

2021 Teammate Stock Purchase Plan

Appendix C

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Appendix C

Owens & Minor, Inc.

2021 Teammate Stock Purchase Plan

Article I

Purpose

The purpose of the Owens & Minor Inc. 2021 Teammate Stock Purchase Plan (the “Plan”) is to provide teammates of the Company and certain of its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

Article II

Definitions

Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)

“Acquisition Date” means the last day of each Offering Period at which time the Shares subject to a Share Purchase Right granted under the Plan shall, subject to the terms and conditions of the Plan, be deemed to have been purchased by or on behalf of the Participant.

(b)

“Administrator” means the Compensation & Benefits Committee of the Board. If the Compensation & Benefits Committee delegates administrative authority hereunder to any other person or group of persons pursuant to Section 10.2, such person or group of persons shall be deemed to be the Administrator hereunder to such extent, except that further delegation by such persons shall not be permitted hereunder.

(c)

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means the first to occur of any of the following events after the Effective Date:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities provided, however, that the Company securities acquired directly from the Company shall be disregarded for this purpose;

(ii)

during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section and other than a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

(iii)

there is consummated a stockholder-approved merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting

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Appendix C

securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(iv)	there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)	the stockholders of the Company approve a plan of complete liquidation of the Company; and

in each of the foregoing cases, provided that, as to Share Repurchase Rights subject to Section 409A of the Code, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

(f)	“Change in Control Date” means the first date as of which a Change in Control occurs.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)

“Common Stock” means the common stock, par value $2.00 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

(i)	“Company” means Owens & Minor, Inc., a Virginia corporation, and any successor thereto.

(j)

“Compensation” means earnings paid by the Company or any Subsidiary during a plan year for personal services, prior to withholding, as reported on Form W-2, including bonus and incentive payments and commissions, but excluding employer contributions or benefits under the Company’s 401(k) Savings Plan or any other plan of deferred compensation maintained by the Company or any Subsidiary and excluding special allowances (such as statutory disability pay and disability benefits paid to a Teammate during an authorized leave of absence, moving expenses, car expenses, tuition reimbursement, meal allowances, the cost of excess group life insurance income includible in taxable income, and similar items) and excluding the taxable value of any awards and/or gifts, including cash gifts, spiffs, gift certificates, gift cards, and similar items of readily convertible cash value given to a Teammate by the Company or any Subsidiary in connection with a holiday or occasional corporate event. Compensation includes all pre-tax or Roth post-tax contributions to the Company’s 401(k) Savings Plan, any salary reduction contributions to a cafeteria plan under section 125 of the Code, and any elective amounts that are not includible in your gross income under Code section 132(f)(4).

(k)

“Contribution” means the amount of an after-tax payroll deduction a Teammate has made, as set out in such Teammate payroll deduction authorization form. If the Administrator so determines, a Contribution for Teammates on a Company-approved leave of absence shall include a cash contribution equal to the amount of the after-tax payroll deduction the Teammate would have made if such Teammate had been receiving Compensation during the Company-approved leave of absence.

(l)

“Effective Date” means the date on which the Plan is approved by the shareholders of the Company, which date shall be within the twelve months before or after the date the Plan is approved by the Board.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” of a Share as of any date of determination shall be:

(i)

If the Common Stock is listed on any established stock exchange or a national market system and transactions in the Common Stock are available to the Company as of the immediately preceding trading date, then closing price on such immediately preceding trading date per Share as reported on such stock exchange or system shall be the Fair Market Value for the date of determination, rounded down to the nearest whole cent; or

(ii)

If clause (i) shall not apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions and (z) any other factors determined to be relevant by the Administrator.

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Appendix C

(o)	“Offer Date” means the first day of each Offering Period.

(p)

“Offering Period” means a period of time specified by the Administrator, consistent with Section 423 of the Code, beginning on the Offer Date and ending on the Acquisition Date. Unless otherwise determined by the Administrator, each Offering Period shall be a period of six (6) months commencing on January 1 and July 1 of each calendar year during the Term of the Plan. The first Offering Period under the Plan shall commence as of January 1, 2021.

(q)	“Participant” means a Teammate who becomes a participant in the Plan pursuant to Article V.

(r)

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(s)	“Prior Plan” means the Owens & Minor Inc. 2017 Teammate Stock Purchase Plan.

(t)	“Purchase Price” means the purchase price per Share subject to the Share Purchase Right determined pursuant to Section 6.3.

(u)	“Securities Act” means the Securities Act of 1933, as amended.

(v)	“Share” means a share of Common Stock.

(w)	“Share Purchase Right” means a right that entitles the holder to purchase from the Company a stated number of Shares in accordance with, and subject to, the terms and conditions of the Plan.

(x)

“Subsidiary” of an entity means any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(y)

“Teammate” means any person who is employed by, and who is classified as an employee on the payroll records of, the Company or any of its Subsidiaries that the Administrator designates for participation under the Plan. The Teammates of a Subsidiary are only eligible to participate in the Plan if the Administrator designates the Subsidiary as eligible to participate in the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). For purposes of this Plan, where the period of leave exceeds six (6) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such six (6)-month period.

Article III

Available Shares and Adjustments

Section 3.1 Available Shares.    Subject to adjustments as provided in this Article III, the maximum number of Shares available for purchase under the Plan on and after the first day of the first Offering Period under the Plan is 1,000,000 Shares, plus that number of Shares that remain available for issuance or purchase under the Prior Plan as of the first day of the first Offering Period under the Plan. This Plan replaces the Prior Plan, and the last period of participation under the Prior Plan shall end as of December 31, 2020 and no further Shares will be issued or purchased under the Prior Plan thereafter. Shares issued under the Plan may be authorized but unissued or reacquired shares of Common Stock.

Section 3.2 Adjustments.

(a)

Changes in Capitalization.    If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share recombination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall, in such manner as it may deem equitable to prevent the diminution or enlargement or the rights of the Company and Participants hereunder by reason of such Corporate Event, adjust any or all of the number and kind of Shares (or other securities or property) with respect to which a Share Purchase Right may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan). All determinations and adjustments made by the Administrator in good faith pursuant to this Section 3.2 shall be final and binding on the affected Participants and the Company. Any adjustment of an Award pursuant to this Section 3.2 shall be effected in compliance with Section 423 of the Code.

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Appendix C

(b)

Change in Control.    Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any Offering Period then in progress such that the Acquisition Date is on or prior to the Change in Control Date, (ii) shortening any Offering Period then in progress and refunding any amounts accumulated in a Participant’s account for such Offering Period, (iii) cancelling all outstanding Share Purchase Rights as of the Change in Control Date and paying each holder thereof an amount equal to the difference between the per Share Fair Market Value as of the Change in Control Date and the Purchase Price determined in accordance with Section 6.3, or (iv) for each outstanding Share Purchase Right, granting a substitute right to purchase shares in accordance with Section 424 of the Code. Nothing in this Section 3.2(b) shall affect in any way the Company’s right to terminate the Plan at any time pursuant to Section 10.7 or 10.8.

(c)

Insufficient Shares.    If the Administrator determines that, on a given Acquisition Date, the number of Shares that may be purchased under the outstanding Share Purchase Rights for the applicable Offering Period may exceed (i) the number of Shares that were available for issuance under the Plan on the Offer Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Acquisition Date, including but not limited to by reason of a limitation on the maximum number of Shares that may be purchased set by the Administrator pursuant to Section 6.2(a) or (b), the Administrator shall make a pro rata allocation of the Shares available for issuance on such Acquisition Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares on such Acquisition Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 10.7 hereof. If the Plan is so terminated, then the balance of the amount credited to the Participant’s account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable without any interest thereon. The Company may make a pro rata allocation of the Shares available on the Offer Date of any applicable Offering Period pursuant to the first sentence of this section, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offer Date.

Article IV

Eligibility

Section 4.1 Eligible Teammates.    Any person who is a Teammate employed by the Company or an eligible Subsidiary as of the Offer Date for a given Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of this Article IV and the limitations imposed by Section 423(b) of the Code, provided such Teammate (a) is not customarily employed for 20 hours or less per week or for not more than five months per year; (b) is not a citizen or resident of a non-U.S. jurisdiction if grant of a Share Purchase Right under the Plan is prohibited under the laws of such non-U.S. jurisdiction or compliance with the laws of such non-U.S. jurisdiction would cause the Plan or any actions under the Plan to violate Section 423 of the Code; and (c) has not been employed by the Company or such Subsidiary for less than 30 days. Notwithstanding any other provision of the Plan, and regardless of any subsequent reclassification as an employee of the Company or any Subsidiary, an eligible Teammate will not include (i) any independent contractor, (ii) any consultant, (iii) any individual performing services for the Company or any Subsidiary who has entered into an independent contractor or consultant agreement with the Company or any Subsidiary, or (iv) any individual who is classified as an independent contractor or consultant on the payroll records of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, the Administrator may, on a prospective basis, impose a generally applicable eligibility service requirement of greater than 30 days and up to two years of employment.

Section 4.2 Five Percent Shareholders.    Notwithstanding any other provision of the Plan to the contrary, no Teammate shall be eligible to participate in the Plan if, after giving effect to the grant of a Share Purchase Right in the Offering Period, the Teammate (or any other person whose stock would be attributed to the Teammate pursuant to Section 424(d) of the Code) owns and/or holds Common Stock and outstanding rights to purchase Common Stock possessing, in the aggregate, five percent (5%) or more of the total combined voting power or value of all issued and outstanding stock of the Company.

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Appendix C

Article V

Participation

Section 5.1 Enrollment.    An eligible Teammate may become a Participant in the Plan by completing an enrollment election form and any other required enrollment documents provided by the Administrator or its designee and submitting them to the Administrator or its designee prior to the commencement of an Offering Period in accordance with the rules established by the Administrator. The enrollment documents, which may, in the discretion of the Administrator, be in electronic form, shall set forth the amount of the Participant’s Compensation in whole dollars, which may not exceed $400 per calendar month (or such other amount, not to exceed $1,000 per calendar month, as may be prescribed by the Administrator from time to time), to be paid as Contributions pursuant to the Plan. A Teammate’s payroll enrollment election shall become effective on an Offer Date in accordance with the rules established by the Administrator. Amounts deducted from a Participant’s Compensation pursuant to this Article V shall be credited to the Participant’s Plan account. No interest shall be payable on the amounts credited to the Participant’s Plan account. After an eligible Teammate has become a Participant in the Plan for an Offering Period, the Participant’s payroll authorization for that Offering Period shall continue in force and effect for that Offering Period, unless the Participant withdraws from the Plan or the Administrator permits any such change during the Offering Period and the Participant changes such election in accordance with the procedures established by the Administrator.

Section 5.2 Evergreen Election.    A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering Period at the same amount as in effect at the termination of the prior Offering Period, unless (i) such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, (ii) such Participant withdraws from the Plan pursuant to Article IX or becomes ineligible for participation in the Plan or (iii) the Administrator determines that elections for all Participants shall cease at the end of an applicable Offering Period.

Section 5.3 Same Rights and Privileges.    Each Teammate who is granted a Share Purchase Right under the Plan for an Offering Period shall have the same rights and privileges as all those Teammates granted Share Purchase Rights under the Plan for such Offering Period.

Article VI

Share Purchase Rights

Section 6.1 Number of Shares.    Each Eligible Teammate who on the Offer Date is a Participant participating in such Offering Period shall, by virtue of such participation, be granted a Share Purchase Right to purchase Shares on the Acquisition Date for such Offering Period in an amount determined in accordance with such Participant’s election. Subject to the limitations set forth in Section 6.2, the number of Shares subject to such Share Purchase Right shall be the number of whole Shares determined by dividing the Purchase Price into the balance credited to the Participant’s Plan account as of the Acquisition Date.

Section 6.2 Limitation on Purchases.    Participant purchases are subject to adjustment as provided in Section 3.2(c) and to the following limitations:

(a)

Offering Period Limitation.    Subject to the calendar year limits provided in Section 6.2(b), the maximum number of Shares that a Participant shall have the right to purchase in any Offering Period shall be determined as of the Offer Date and shall be equal to the amount of the Participant’s Compensation to be credited to the Participant’s Plan account during such Offering Period (which may not exceed $1,000 per month) divided by eighty-five percent (85%) of the Fair Market Value of a Share on the Offer Date. Notwithstanding the foregoing, the Administrator from time to time may establish a different maximum value or number of Shares that a Participant shall have the right to purchase in any Offering Period, so long as such maximum value or number of Shares is determinable as of the applicable Offer Date (subject to the $25,000 limitation set forth in Section 6.2(b)).

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Appendix C

(b)

Calendar Year Limitation.    In addition to the limitations provided for in Section 6.2(a), in the event that a Participant makes an election for a Share Purchase Right that permits such Participant to purchase Shares that, together with all other Share Purchase Rights granted hereunder and any other plan of the Company or any Subsidiary for the same calendar year that are qualified under Section 423 of the Code, has an aggregate value in excess of $25,000 (determined on the date of grant), such Share Purchase Right shall be reduced such that the aggregate value of all Share Purchase Rights granted to or exercisable by the Participant during the same calendar year under any plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code is $25,000. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares, which is less than the $25,000 limitation set forth in this Section 6.2(b), that may be purchased in a calendar year.

(c)

Refunds.    As of the first date on which a Participant’s ability to purchase Shares is limited by this Section 6.2, the Participant’s payroll deductions shall terminate, and any excess payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 6.3 Purchase Price.    The purchase price per Share with respect to an Offering Period shall be eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on the Offer Date or the Acquisition Date.

Article VII

Purchase of Shares Under Share Purchase Rights

Section 7.1 Purchase.    Each Participant shall automatically be deemed to have exercised his/her Share Purchase Right for such Offering Period and to have purchased and acquired as of the Acquisition Date the number of whole Shares subject to the Share Purchase Right at the Purchase Price for that Offering Period with the Contributions in such Participant’s account. Any surplus in the account that is insufficient to purchase a whole Share shall be carried forward into the next Offering Period unless the Participant has elected to withdraw from the Plan pursuant to Article IX or the Administrator determines that surplus amounts for Participants shall not be carried forward, in which case such surplus amount shall be distributed to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.2 Registration Compliance.

(a)

No Shares may be purchased hereunder unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

(b)

If, on the Acquisition Date of any Offering Period, the Shares are not registered or exempt, or the Plan is not in such compliance, no Shares shall be purchased hereunder on the Acquisition Date. In such case, the Acquisition Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The delayed Acquisition Date shall in no event be more than 27 months after the Offer Date or, if applicable, such lesser time as permitted under Section 423 of the Code.

(c)

If, on the Acquisition Date of any Offering Period, as delayed to the maximum extent permissible as provided for in Section 7.2(b) above, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Share Purchase Rights shall be purchased, and all Contributions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.3 Delivery of Shares.    As soon as reasonably practicable after each Acquisition Date, the Company shall deliver the Shares acquired by each Participant during an Offering Period to the Participant’s individual Plan designated brokerage account at a stock brokerage or other financial services firm designated by the Administrator.

Section 7.4 Vesting.    A Participant’s interest in the Common Stock purchased hereunder shall be immediately vested and nonforfeitable.

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Appendix C

Section 7.5 Nontransferability.    Each Share Purchase Right granted under this Plan shall be nontransferable. During the lifetime of the Participant, the Shares under a Share Purchase Right may be purchased only by the Participant. No right or interest of a Participant in any Share Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Article VIII

Restrictions on Sale

Shares of Common Stock purchased under the Plan may be subject to any such holding restrictions that the Administrator shall determine to be appropriate with respect to any Offering Period consistent with Section 423 of the Code.

Article IX

Withdrawal from Participation and Termination of Employment

A Participant may terminate his/her participation in an Offering Period by giving notice to the Administrator in such form and by such time before the Acquisition Date as may be established by the Administrator. In the event of a Participant’s withdrawal in accordance with the preceding sentence, payroll deductions shall cease for the remainder of the Offering Period in accordance with established payroll processes and schedules, and the payroll deductions credited to his or her Plan account as of the date of such withdrawal shall be used to purchase shares of Common Stock following such Offering Period in accordance with Section 7.1. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Article IX if he or she ceases to be a Teammate employed by the Company or an eligible Subsidiary for any reason. A Participant also shall be deemed to have elected to withdraw from the Plan as of the date of any hardship withdrawal, if the Participant makes a hardship withdrawal from the Company’s 401(k) Savings Plan and is prohibited from making employee contributions to the Plan under Section 401(k) of the Code and the regulations thereunder. Unless the Administrator determines otherwise consistent with Section 423 of the Code, a Participant’s withdrawal (other than due to a termination of employment) during an Offering Period shall not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Offering Period.

Article X

General Provisions

Section 10.1 Administration.    The Plan shall be administered by the Administrator. The Administrator may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Administrator under the Plan shall be exercised by the Administrator in its sole discretion. Determinations, interpretations, or other actions made or taken by the Administrator under the Plan shall be final, binding, and conclusive for all purposes and upon all Persons.

Section 10.2 Delegation by the Administrator.    Any or all of the powers, duties, and responsibilities of the Administrator hereunder may be delegated by the Administrator to, and thereafter exercised by, one or more persons designated by the Administrator, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Administrator.

Section 10.3 Rights as a Shareholder.    A Participant shall have no rights as a shareholder of the Company with respect to shares of Common Stock covered by a Share Purchase Right until the date of the issuance of the Shares pursuant to Section 7.3 hereof. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of Shares of Common Stock, subject to the rules generally applicable to such system.

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Appendix C

Section 10.4 Tax Withholding.    The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy any and all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan. In any event, each Participant shall be solely responsible for all tax liabilities associated with his/her participation in this Plan.

Section 10.5 At-Will Employment.    Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 10.6 Unfunded Plan; Plan Not Subject to ERISA.    The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 10.7 Freedom of Action.    Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

Section 10.8 Term of Plan.    The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (i) the tenth anniversary of the Effective Date, (ii) the termination of the Plan pursuant to Section 10.9 or (iii) the date on which no more Shares are available for issuance under the Plan. Upon termination of the Plan, all funds accumulated in a Participant’s Plan account shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.9 Amendment or Alteration.    The Administrator may at any time amend, suspend, discontinue or terminate the Plan; provided that if the Plan is amended in a manner that is considered the adoption of a new plan pursuant to Section 423 of the Code, including (i) an increase in the aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 (other than an increase merely reflecting a change in the number of outstanding Shares pursuant to Section 3.2), or (ii) a change in the granting Company or the stock available for purchase under the Plan, such amendment shall not be effective until approved by the stockholders of the Company. The Administrator, in its sole discretion, may terminate the Plan at any time. Upon such termination, all funds accumulated in a Participant’s account at such time shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.10 Severability.    In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 10.11 Assignment.    Except as otherwise provided in this Section 10.11, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 10.11 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership, or other entity that may be organized by the Company; or to any corporation, partnership, or other entity resulting from the reorganization, merger, or consolidation of the Company with any other corporation, partnership, or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged, or transferred, in each case to the extent permitted under Section 423 of the Code.

Section 10.12 Non-Transferability of Rights.    Unless otherwise agreed to in writing by the Administrator, no rights or interests hereunder or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance,

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Appendix C

assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 10.12 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 10.13 Headings.    The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

Section 10.14 Rules of Construction.    Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

Section 10.15 Governing Law.    To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 10.16 Conformity to Securities Laws.    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Plan and each Participant’s participation hereunder shall be subject to the Company’s insider trading policy which may impact the ability of certain Participants to enroll in, or withdraw from, the Plan for a particular Offering Period.

Section 10.17 Tax Reporting Information.    At the Company’s request, Participants will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes.

Section 10.18 Participant Acknowledgment.    By electing to participate in an Offering Period, Participants acknowledge and agree that (i) Participants may be required to hold Shares during any holding periods to which such Shares are subject; (ii) Shares acquired under the Plan may lose some or all of their value in the future; and (iii) Participants are able to afford to bear the economic risk of holding the Shares for any holding period and of any loss in value of the Shares.

Owens & Minor, Inc.    ●    2020 Proxy Statement            C-9

Directions to

Owens & Minor, Inc. Annual Meeting of Shareholders

Friday, May 1, 2020 — 9:00 a.m.

at

Owens & Minor, Inc. Corporate Headquarters

9120 Lockwood Blvd.

Mechanicsville, Virginia 23116

From Washington, D.C., follow I-95 South to I-295 South via Exit 84A and take Exit 41A/US-301.

From Petersburg, follow I-95 North to I-295 North via Exit 46 and take Exit 41A/US-301.

From Charlottesville, follow I-64 East to I-295 South via Exit 177 and take Exit 41A/US-301.

From Norfolk, follow I-64 West to I-295 North and take Exit 41A/US-301.

From the Airport, departing from the airport, bear right at Airport Drive. Continue on Airport Drive (passing the entrance to I-64) to the I-295 ramp heading toward Charlottesville. Merge onto I-295 North and travel about 10 miles. Take Exit 41A/US-301.

From ALL directions, travel North on US-301 to the first light. Turn right onto Lockwood Boulevard.

SHAREHOLDERS ATTENDING THE MEETING WILL BE REQUIRED TO PRESENT PROOF OF SHARE OWNERSHIP AND VALID STATE OR FEDERAL PHOTO IDENTIFICATION AT THE REGISTRATION DESK.

CORPORATE OFFICE
804.723.7000
www.owens-minor.com

STREET ADDRESS
9120 Lockwood Boulevard
Mechanicsville, VA 23116

MAILING ADDRESS
Post Office Box 27626
Richmond, VA 23261-7626

Owens & Minor™

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by April 30, 2020 at 11:59 P.M., Eastern Daylight Time

Online
Go to www.envisionreports.com/OMI or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/OMI

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

1.	Election of eight Directors, each for a one-year term and until their respective successors are elected and qualified:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mark A. Beck	☐	☐	☐	02 - Gwendolyn M. Bingham	☐	☐	☐	03 - Robert J. Henkel	☐	☐	☐

04 - Mark F. McGettrick	☐	☐	☐	05 - Eddie N. Moore, Jr.	☐	☐	☐	06 - Edward A. Pesicka	☐	☐	☐

07 - Michael C. Riordan	☐	☐	☐	08 - Robert C. Sledd	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan	☐	☐	☐	3.	Approval of the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2020	☐	☐	☐	5.	Advisory vote to approve executive compensation	☐	☐	☐

6.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎	1 U P X

037M1C

2020 Annual Meeting Admission Ticket

2020 Annual Meeting of

Shareholders of Owens & Minor, Inc.

May 1, 2020, 9:00am EDT

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

Upon arrival, please present this admission ticket and valid state or federal photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The 2020 Proxy Statement and the 2019 Annual Report/Form 10-K to Shareholders are available at: www.envisionreports.com/OMI

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.envisionreports.com/OMI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Owens & Minor, Inc.

Annual Meeting of Shareholders to be held May 1, 2020

This Proxy is solicited by the Board of Directors of Owens & Minor, Inc.

Mark F. McGettrick, Eddie N. Moore, Jr. and Robert C. Sledd, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Owens & Minor, Inc. to be held on May 1, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees named in Proposal 1 and “FOR” Proposals 2-5. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

∎

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.
1.	Election of eight Directors, each for a one-year term and until their respective successors are elected and qualified:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Mark A. Beck	☐	☐	☐	02 - Gwendolyn M. Bingham	☐	☐	☐	03 - Robert J. Henkel	☐	☐	☐

	04 - Mark F. McGettrick	☐	☐	☐	05 - Eddie N. Moore, Jr.	☐	☐	☐	06 - Edward A. Pesicka	☐	☐	☐

	07 - Michael C. Riordan	☐	☐	☐	08 - Robert C. Sledd	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of Amendment No. 2 to the Owens & Minor, Inc. 2018 Stock Incentive Plan	☐	☐	☐	3.	Approval of the Owens & Minor, Inc. 2021 Teammate Stock Purchase Plan	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2020	☐	☐	☐	5.	Advisory vote to approve executive compensation	☐	☐	☐

6.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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∎	1 U P X

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The 2020 Proxy Statement and the 2019 Annual Report/Form 10-K to Shareholders are available at: www.edocumentview.com/OMI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Owens & Minor, Inc.

Annual Meeting of Shareholders to be held May 1, 2020

This Proxy is solicited by the Board of Directors of Owens & Minor, Inc.

Mark F. McGettrick, Eddie N. Moore, Jr. and Robert C. Sledd, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Owens & Minor, Inc. to be held on May 1, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees named in Proposal 1 and “FOR” Proposals 2-5. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side)